                                INDUSTRIAL LEASE
                                    between

                                 IP PROPERTIES,
                      A WYOMING LIMITED LIABILITY COMPANY

                                   (Landlord)

                                      and

                        Brightpoint North America, Inc.,
                             an Indiana Corporation

                                    (Tenant)

                               TABLE OF CONTENTS
                                INDUSTRIAL LEASE


Article                              Title                       Page
-------                              -----                       ----
      1  Definitions                                                1
      2  Premises                                                   2
      3  Term                                                       2
      4  Rental; Adjustments                                        2
      5  Security Deposit                                           5
      6  Use of Premises                                            6
      7  Utilities and Services                                     7
      8  Maintenance and Repairs                                    8
      9  Alterations, Additions and Improvements                    9
     10  Indemnifications and Insurance                            10
     11  Damage or Destruction                                     12
     12  Condemnation                                              12
     13  Relocation                                                13
     14  Assignment and Subletting                                 13
     15  Default and Remedies                                      14
     16  Attorneys' Fees; Costs of Suit                            16
     17  Subordination and Attornment                              16
     18  Quiet Enjoyment                                           17
     19  Parking                                                   17
     20  Rules and Regulations                                     18
     21  Estoppel Certificates                                     18
     22  Entry by Landlord                                         18
         Landlord's Lease Undertakings-Exculpation from
     23  Personal Liability; Transfer of Landlord's Interest       18
     24  Surrender; Holdover Tenancy                               19
     25  Notices                                                   19
     26  Brokers                                                   20
     27  Electronic Services                                       20
     28  Miscellaneous                                             21
     29  Floor Load Limits                                         23





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
     30  Landlord's Lien                                          23
     31  Uniform Commercial Code                                  23

                                    EXHIBITS


Exhibit A     Floor Plan
Exhibit B     Work Letter Agreement
Exhibit C     Suite Acceptance Agreement
Exhibit D     Tenant Operations Inquiry
Schedule 1
to Exhibit D  List of Permissible Hazardous Materials and Quantities for Tenant
Exhibit E     List of Additional Insureds
Exhibit F     Rules and Regulations
Exhibit G     Guaranty

                                INDUSTRIAL LEASE
                            INDIANAPOLIS INDUSTRIALS
                        [FORM GROSS LEASE/MULTI-TENANT]

     THIS LEASE ("Lease"), dated __________________________________, is made and entered into by and between IP PROPERTIES, a Wyoming Limited Liability Company ("Landlord") and Brightpoint North America, Inc., an Indiana Corporation ("Tenant") upon the following terms and conditions:


                            ARTICLE I - DEFINITIONS

     Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein;

     1.01 BUILDING.   The term "Building" shall mean that certain
office/warehouse building located at: 6049 Lakeside Blvd., Indianapolis, Indiana 46278, together with any related site land, improvements, parking facilities, common areas, driveways, sidewalks and landscaping. If the Building is in a development containing one or more other buildings, such buildings together with all related site land, improvements, parking facilities, common areas, driveways, sidewalks and landscaping, and together with the Building, shall be referred to herein as the "Project".

     1.02 PREMISES.   The term "Premises" shall mean Space No. 6049 in the
Building, as more particularly outlined on the drawing attached hereto as Exhibit A and incorporated herein by reference.

     1.03 RENTABLE AREA OF THE PREMISES.   The term "Rentable Area of the
Premises" shall mean 23,990 square feet, which Landlord and Tenant have stipulated as the Rentable Area of the Premises. Tenant acknowledges that the Rentable Area of the Premises includes the usable area, without deduction for columns or projections, multiplied by a load factor to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms and other public, common and service areas of the Building.

     1.04 LEASE TERM.   The term "Lease Term" or "Term" shall mean the period
between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated or renewed as otherwise provided in this Lease.

1.05  COMMENCEMENT DATE.   The term "Commencement Date" shall mean April 1,
      1998.

1.06  EXPIRATION DATE.   The term "Expiration Date" shall mean December 31,
      1999.

1.07  BASE RENT.   Subject to adjustment as provided in Article 4, the term "
      Base Rent" shall mean eighteen thousand nine hundred ninety two and 08/100 Dollars ($18,992.08) per month.

     1.08 TENANT'S PERCENTAGE SHARE.   The term "Tenant's Percentage Share"
shall mean 27.3 percent (27.3%) with respect to Operating Expenses (as hereinafter defined), 27.3 percent (27.3%) with respect to Property Taxes (as hereinafter defined), 27.3 percent (27.3%) with respect to Insurance Expenses (as hereinafter defined) and 27.3 percent (27.3%) with respect to Tenant's law compliance obligations under Section 6.02(C) of this Lease and for all other purposes under this Lease. Landlord may reasonably redetermine Tenant's Percentage Share from time to time to reflect reconfigurations, additions or modifications to the Building.

     1.09 SECURITY DEPOSIT.   The term "Security Deposit" shall mean $0.00.

     1.10 TENANT'S PERMITTED USE.   The term "Tenant's Permitted Use" shall
mean general office and storage of wireless/cellular equipment and related products and no other use.

     1.11 LANDLORD'S ADDRESS FOR NOTICES.   The term "Landlord's Address for
Notices" shall mean Heitman Properties of Indiana Ltd., 5925 West 71st Street, Suite A, Indianapolis, Indiana 46278, with a copy to Heitman Properties Ltd., 180 North LaSalle Street, Suite 3600, Chicago, Illinois 60601, Attn: Property Management.

     1.12 TENANT'S ADDRESS FOR NOTICES.   The term "Tenant's Address for
Notices" shall mean
Attention: Mr. Steve Fivel, Brightpoint, Inc., Corporate Headquarters 6402 Corporate Drive, Indianapolis, Indiana 46278 with copy to Mr. Karl P. Haas, Baker and Daniels, 300 North Meridian Street, Suite 2700, Indianapolis, Indiana 46204-1782.

     1.13 BROKER.   The term "Broker"  shall mean Heitman Properties of Indiana
Ltd. and Browning Investments, Inc.

     1.14 GUARANTOR.   The term "Guarantor" shall mean    (N/A).






                             ARTICLE II - PREMISES

     2.01 LEASE OF PREMISES.   Landlord hereby leases the Premises to Tenant,
and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. On the Commencement Date described herein, Landlord shall deliver the Premises to Tenant in the condition described in Section 2.02 below and in substantial conformance with the Work Letter Agreement attached hereto as Exhibit B, if any.

     2.02 ACCEPTANCE OF PREMISES.   Tenant acknowledges that Landlord has not
made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's Permitted Use or for any other purpose, except that Landlord shall ensure that any existing heating, ventilating and air conditioning ("HVAC") equipment serving the Premises is in good working order and repair as of the Commencement Date (and Tenant shall thereafter keep such equipment in good working order and repair as provided in Section 8.02 hereof). Prior to Tenant's taking possession of the Premises, Landlord or its designee and Tenant will walk the Premises for the purpose of reviewing the condition of the Premises (and the condition of completion and workmanship of any tenant improvements which Landlord is required to construct in the Premises pursuant to this Lease); after such review, Tenant shall execute a Suite Acceptance Letter in the form and content of Exhibit C attached hereto, accepting the Premises. Except as is expressly set forth in this Section 2.02 or the Work Letter Agreement attached hereto, if any, or as may be expressly set forth in said Suite Acceptance Letter, Tenant agrees to accept the Premises in its "as is" physical condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements (or to provide any allowance for same). SEE ADDENDUM TO LEASE ITEM #2

     2.03 COMMON AREAS. Tenant and Tenant's employees and invitees may use the common areas of the Building, and the Project, if applicable, on a non-exclusive basis in common with all other parties to whom the right to use such common areas has been or is hereafter granted. Tenant shall not interfere in any way with the use of the common areas by such other parties, and Tenant's use of the common areas shall be subject to the other provisions of this Lease. Landlord shall administer, operate, clean, maintain and repair the common areas of the Building, and the Project, if applicable, and the costs and expenses thereof shall be included in the definition of "Operating Expenses" set forth below. If the Building is in a Project containing one or more other buildings, Landlord may designate separate common areas for the Building, for the Project as a whole ("Project Common Areas"), and for other portions of the Project ("Other Common Areas"). In such case, Tenant and Tenant's employees and invitees shall not use the Other Common Areas.

                               ARTICLE III - TERM

     3.01 Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Section 1.04 of this Lease, commencing on the Commencement Date described in Section 1.05 of this Lease and ending on the Expiration Date described in Section 1.06 of this Lease.


                        ARTICLE IV - RENTAL; ADJUSTMENTS

     4.01 DEFINITIONS.   As used herein,

     (A)   "Base Year"  shall mean the 1998 calendar year.

           (B) "Property Taxes" shall mean the aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including delinquent taxes or income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord's gross income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which Landlord shall pay or become obligated to pay in connection with the Building or the Project, if applicable, or any part thereof. Property Taxes shall also include all fees and costs, including attorneys' fees, appraisals and consultants' fees, incurred by Landlord in seeking to obtain a reassessment, reduction of, or a limit on the increase in, any Property Taxes, regardless of whether any reduction or limitation is obtained. Property Taxes for any calendar year shall be Property Taxes which are due for payment or paid in such year. Property Taxes shall include any tax, assessment, levy, imposition or charge imposed upon Landlord and measured by or based in whole or in part upon the Building or the Project, if applicable, or the rents or other income from the Building or the Project, if applicable, to the extent that such items would be payable if the Building or the Project, if applicable, was the only property of Landlord subject to same and the income received by Landlord from the Building or the Project, if applicable, was the only income of Landlord. Property Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used solely in connection with the Building or the Project, if applicable.

           (C) "Operating Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, administration, insurance, management, replacement and repair of the Building or the Project, if applicable,
      (excluding Property Taxes and Insurance Expenses).   If the Building is
      part of a Project containing one or more other buildings: (i) Landlord may reasonably allocate expenses (or categories thereof) incurred in connection with the Project Common Areas between such buildings (based on the relative square footage thereof or such other factors as Landlord reasonably deems appropriate), in which case the amount allocated to the Building shall be added to "Operating Expenses" for the Building for such year, or (ii) Landlord may determine expenses (or categories thereof) incurred in connection with the Project Common Areas as a whole, in which case Tenant's Percentage Share of "Operating Expenses" shall be based on the Rentable Area of the Premises as a percentage of the total rentable area in all buildings in the Project (excluding single tenant buildings for which the tenants maintain the Other Common Areas applicable thereto) and Tenant shall pay Tenant's Percentage Share of Operating Expenses for the Project.

           Operating Expenses shall not include costs of alteration of the premises of tenants of the Building or the Project, if applicable, depreciation charges, interest and principal payments on mortgages, ground rental payments, real estate brokerage and leasing commissions, expenses incurred in enforcing obligations of tenants of the Building or the Project, if applicable, salaries and other compensation of executive officers of the managing agent of the Building or the Project, if applicable, senior to the Building manager, costs of any special service provided to any one tenant of the Building or the Project, if applicable, but not to tenants of the Building or the Project, if applicable, generally, and costs of marketing or advertising the Building or the Project, if applicable. SEE ADDENDUM TO LEASE ITEM #4

           (D) "Insurance Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord for premiums for hazard, "all risk", casualty, rent interruption and liability insurance and all other insurance, obtained by Landlord in connection with or relating to the Building or the Project, if applicable.

     4.02 BASE RENT.   During the Lease Term, Tenant shall pay to Landlord as
rental for the Premises the Base Rent described in Section 1.07 above, subject to the following annual adjustments (herein called the "Rent Adjustments"):

           (A) INTENTIONALLY OMITTED

           (B) During each calendar year during the Lease Term, the Base Rent payable by Tenant to Landlord, as adjusted pursuant to this Lease, shall be increased by Tenant's Percentage Share of the dollar increase, if any, in Property Taxes for such year over Property Taxes for the Base Year (the "Tax Adjustment").

           (C) During each calendar year during the Lease Term, the Base Rent payable by Tenant to Landlord, as adjusted pursuant to this Lease, also shall be increased by Tenant's Percentage Share of the dollar increase, if any, in Operating Expenses for such year over Operating Expenses for the Base Year (the "Operating Expense Adjustment").

           (D) During each calendar year during the Lease Term, the Base Rent payable by Tenant to Landlord, as adjusted pursuant to this Lease, also shall be increased by Tenant's Percentage Share of the dollar increase, if any, in Insurance Expenses for such year over Insurance Expenses for the Base Year (the "Insurance Adjustment").

           (E) The Tax Adjustment, the Operating Expense Adjustment and the Insurance Adjustment are hereinafter referred to collectively as the "Tax, Operating Expense and Insurance Adjustments").

     4.03 ADJUSTMENT PROCEDURE; ESTIMATES.   The Tax, Operating Expense and
Insurance Adjustments specified in Sections 4.02(B), 4.02(C) and 4.02(D) shall be determined and paid as follows:

           (A) During each calendar year subsequent to the Base Year, Landlord shall give Tenant written notice of Landlord's estimate of any increased Tax Adjustment, Operating Expense Adjustment and Insurance Adjustment amounts for that calendar year. During each calendar year during the Lease Term, Landlord shall give Tenant written notice of Landlord's estimate of any increased Operating Expense Adjustment amount for that calendar year. On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often that quarterly, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

           (B) Within one hundred twenty (120) days after the close of each calendar year in which any Rent Adjustment is made or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year's Property Taxes, Operating Expenses and Insurance Expenses, and the actual Tax, Operating Expense and Insurance Expense Adjustments to be made pursuant to Sections 4.02(B), 4.02(C) and 4.02(D) for such calendar year, as determined and certified by Landlord (the "Landlord's Statement") and such Landlord's Statement shall be binding upon Tenant, except as provided in Section 4.04 below. If the amount of the actual Tax Adjustment, Insurance Adjustment or Operating Expense Adjustment is more than the estimated payments for the Tax Adjustment, Insurance Adjustment or Operating Expense Adjustment for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord within 20 days of receipt of Landlord's Statement. If the amount of the actual Tax Adjustment, Insurance




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
      Adjustment or Operating Expense Adjustment is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against Rent (as hereinafter defined) next payable by Tenant under this Lease or, if the Lease Term has expired, any excess thereof shall be paid to Tenant. No delay in providing the statements described in this Section 4.03(B) shall act as a waiver of Landlord's right to payment under Sections 4.02(B), 4.02(C) or 4.02(D) above. Notwithstanding the foregoing, Tenant's right to receive any credit or payment pursuant to the preceding sentences of this Section 4.03(B) is conditioned on this Lease either then being in full force and effect and Tenant not being in default under this Lease on the date such credit or payment is due or if the Term shall have expired, Tenant not having been in default on the date of such expiration unless such default is first cured by the withholding of all or part of such payment.

           (C) If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Tax, Operating Expense and Insurance Adjustments to be paid pursuant to Sections 4.02(B), 4.02(C) and 4.02(D) that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Sections 4.03(B) and 4.03(C) to be performed after such termination.

     4.04 REVIEW OF LANDLORD'S STATEMENT.   Provided this Lease is in full
force and effect and that Tenant is not then in default under this Lease and provided further that Tenant strictly complies with the provisions of this
Section 4.04, Tenant shall have the right, once each calendar year, to reasonably review supporting data for any portion of a Landlord's Statement that Tenant claims is incorrect, in accordance with the following procedure:

           (A) Tenant shall, within thirty (30) business days after any such Landlord's Statement is delivered, deliver a written notice to Landlord specifying the portions of the Landlord's Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord's Statement. Except as expressly set forth in subsection (C) below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including, without limitation, Tenant's obligation to make all payments of Base Rent including the CPI Adjustment and all payments of Tenant's Tax, Operating Expense and Insurance Adjustments) pending the completion of and regardless of the results of any review of records under this Section 4.04. The right of Tenant under this Section 4.04 may only be exercised once for any Landlord's Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section 4.04 for a particular Landlord's Statement shall be deemed waived.

           (B) Tenant acknowledges that Landlord maintains its records for the Building or the Project, if applicable, at Landlord's manager's corporate offices and Tenant agrees that any review of records under this
      Section 4.04 shall be at the sole expense of Tenant and shall be conducted by an independent firm of certified public accountants of national standing. Tenant acknowledges and agrees that any records reviewed under this Section 4.04 constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

           (C) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an independent firm of certified public accountants of national standing. In the event of a disagreement between the two accounting firms, the review that discloses the least amount of deviation from the Landlord's Statement shall be deemed to be correct. In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Tax, Operating Expense and Insurance Adjustments, if any, or paid to Tenant. In the event that such results show that Tenant has underpaid its obligations for a preceding period, Tenant shall be liable for Landlord's actual accounting fees, and the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Tax, Operating Expense and Insurance Adjustment.

     4.05 PAYMENT.   Concurrently with the execution hereof, Tenant shall pay
Landlord Base Rent for the first calendar month of the Lease Term. Thereafter the Base Rent described in Section 1.07, as adjusted in accordance with Section 4.02, shall be payable in advance on the first day of each calendar month. If the Commencement Date is other than the first day of a calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month. All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord's office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

     4.06 LATE CHARGE; INTEREST.   Tenant acknowledges that the late payment of
Base Rent or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rental to the same extent as Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive any such payment on or before five (5) days after the date the payment is due, Tenant shall pay to Landlord, as additional rent, (a) a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs; and (b) interest on the delinquent amounts at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date due to the date paid.

     4.07 ADDITIONAL RENT.   Any amounts due Landlord shall sometimes be
referred to in this Lease as "Rent" or "Base Rent".

     4.08 ADDITIONAL TAXES.    In addition to the Rent and other charges to be
paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for all taxes payable by or imposed upon Landlord, subject to the limitations set forth elsewhere in this Article IV, upon or with respect to: any fixtures or personal property located in the Premises; any leasehold improvements made in or to the Premises by or for Tenant; the Rent payable hereunder, including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority; the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises (including, without limitation, any applicable possessory interest taxes); or this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.


                          ARTICLE V - SECURITY DEPOSIT

     5.01 INTENTIONALLY OMITTED

                          ARTICLE VI - USE OF PREMISES

     6.01 TENANTS PERMITTED USE.   Tenant shall use the Premises only for
Tenant's Permitted Use as set forth in Section 1.10 above and shall not use or permit the Premises to be used for any other purpose. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's Permitted Use. Landlord disclaims any warranty that the Premises are suitable for Tenant's use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

     6.02 COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS.

           (A) Tenant shall cause the Premises to comply in all material respects with all laws, ordinances, regulations and directives of any governmental authority having jurisdiction including, without limitation, any certificate of occupancy and any law, ordinance, regulation, covenant, condition or restriction affecting the Building or the Premises which in the future may become applicable to the Premises (collectively "Applicable Laws") to the extent that such Applicable Laws result from Tenant's specific use of the Premises as set forth in Section 1.10.

           (B) Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any Applicable Law; (b) causes or is reasonably likely to cause damage to the Building or the Project, if applicable, or the Premises; (c) violates a requirement or condition of any fire and extended insurance policy covering the Building or the Project, if applicable, and/or the Premises, or increases the cost of such policy; (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or the Project, if applicable, or their equipment, facilities or systems; (e) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities located in the Building or the Project, if applicable; or (f) violates the Rules and Regulations described in Article XX. Upon the commencment date, Landlord shall deliver the Premises to Tenant in such condition that the same shall not be in violation of any applicable building codes, laws or regulations.

           (C) In addition to any other amounts payable by Tenant to Landlord hereunder, Tenant shall pay to Landlord, as and when billed to Tenant and as additional rental, Tenant's Percentage Share of the cost of any improvements, capital expenditures, repairs or replacements to the Building or the Project, if applicable, or any equipment or machinery used in connection with the Building or the Project, if applicable, if any such item is required under any Applicable Law as of the date of this Lease and throughout the Lease Term; provided, however, that any such costs which are properly charged to a capital account (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of (i) their useful lives, or (ii) three (3) years, and only the annual amortization amount (prorated based on the number of days of the Lease term in the calendar year) shall be payable by the Tenant with respect to any calendar year.

     6.03 HAZARDOUS MATERIALS.

           (A) No Hazardous Materials (as defined herein) shall be Handled (as defined herein) upon, about, above or beneath the Premises or any portion of the Building or the Project, if applicable, by or on behalf of a Responsible Party (as defined herein) unless the Hazardous Materials are listed in Exhibit D hereto and then only in the quantities listed in the exhibit. Any such Hazardous Materials so Handled, or the presence or migration of which is a result of the act or omission of a Responsible Party, shall be known as Tenant's Hazardous Materials. Notwithstanding the foregoing, Landlord acknowledges that, due to Tenant's permitted use of the Premises, as indicated in Paragraph 6.01 of this Lease, Tenant will occasionally Handle Hazardous Materials on the Premises which are in transit to their final destination; however, such presence and Handling of Hazardous Materials shall be in compliance with all applicable federal, state, local and environmental laws and regulations and the following guidelines: (i) no nuclear or explosive materials will be Handled by Tenant on the Premises, except such radioactive isotopes as Tenant may Handle from time to time; provided that such Handling shall be in accordance with the U.S. Department of Transportation regulations and the International Airtransport Association Dangerous Goods regulations;
      (ii) all Hazardous Materials will be Handled in a well-marked area which is segregated from other storage and handling areas and is used exclusively for hazardous materials; (iii) Hazardous Materials will be Handled in such a way that any such Materials which are incompatible or reactive to each other shall be kept separate at all times such Materials are on the Premises; (iv) Hazardous Materials shall only be Handled on the Premises for a maximum period of twenty-four (24) hours; (v) Tenant shall provide written documents or other written evidence to Landlord upon execution of the Lease that all personnel who are responsible for the Handling or other contact with Hazardous Materials have been properly trained, in accordance with any applicable laws and/or regulations, to handle spills of Hazardous Materials and that the required, appropriate spill response equipment is maintained on site;
      (vi) Tenant will provide Landlord with written evidence that it is maintaining the appropriate insurance coverage for the occasional presence of such Hazardous Materials on the Premises upon execution of this Lease; and (vii) Tenant will provide Landlord with written evidence that all of its employees whose responsibilities include driving Tenant's trucks or other vehicles are licensed in accordance with state, federal and local laws and regulations to transport and Handle Hazardous Materials. Also, notwithstanding the foregoing, normal quantities of those Tenant Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be Handled at the Premises without Landlord's prior written consent.

           (B) Tenant's Hazardous Materials shall be Handled at all times in compliance with the manufacturer's instructions therefore and all applicable Environmental Laws (as defined herein). Tenant's Hazardous Materials shall not be disposed of, released, discharged or permitted to spill, leak or migrate upon about, above or beneath the Premises or any portion of the Building.

           (C) Tenant agrees to maintain only the Hazardous Materials listed in Schedule 1 to Exhibit D in or at the Premises or the Building an only in the quantities listed in Schedule 1 to Exhibit D. Tenant further agrees that changes to the type and quantities of such Tenant's Hazardous Materials may be done only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Tenant further agrees that Landlord shall have the right to inspect the Building to verify the types and quantities of the materials stored therein.

           (D) Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any Regulatory Authority, or necessary for Landlord to make full economic use of the Premises or any portion of the Building or the Project, if applicable, which requirements or necessity arises from the Handling, presence or migration of Tenant's Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building or Project, if applicable. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, or the Project, if applicable, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions necessary to restore the Premises or any portion of the Building or the Project, if applicable, to the condition existing prior to the introduction of Tenant's Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building or the Project, if applicable.

           (E) Tenant shall immediately notify Landlord of; (i) its knowledge of any disposal, release, discharge, spill, leak on, about, above, or beneath, or any migration to or from the Premises or the Building of Hazardous Materials, (ii) any inspection, enforcement, cleanup or other regulatory action taken or threatened by any Regulatory Authority with respect to any Hazardous Materials on, about, above, beneath or from the Premises or the Building or the migration thereof from or to other property, (iii) any demands or claims made or threatened by any party relating to any loss or injury claimed to have resulted from any Hazardous Materials on, about, above, beneath or from the Building, and
      (iv) any matters where Tenant is required by Law to give a notice to any Regulatory Authority concerning Hazardous Materials on or from the Premises or the Building. Landlord shall have the right but not the obligation to notify Regulatory Authorities concerning actual and claimed violations of this Article.

           (F) Tenant agrees to execute affidavits, representations and the like from time to time at Landlord's request stating Tenant's best knowledge and belief regarding the presence of Hazardous Materials in the Premises or in or at the Building.

           (G) "Environmental Laws" means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

           (H)  "Hazardous Materials" means:  (a) any material or substance:
      (i) which is defined or becomes defined as a "hazardous substance," "hazardous waste," "infectious waste," "chemical mixture or substance," or "air pollutant" under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB's); (iv) containing asbestos; (v) which is radioactive;
      (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined, or become defined by Environmental Laws; or (c) materials which cause a nuisance upon or waste to the Premises or any portion of the Building or the Project, if applicable.

           (I) "Handle," "handle," "Handled," "handled," "Handling," or "handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

           (J) "Responsible Party" shall mean Tenant, its subtenants and its assignees, and their respective contractors, clients, officers, directors, employees, agents, and invitees, or any of them, as the case may be.

           (K) "Regulatory Authority" shall mean any federal, state or local governmental agency, commission, board or political subdivision.


                      ARTICLE VII - UTILITIES AND SERVICES

     7.01 SERVICES.    Landlord shall permit Tenant to use any existing utility
service connection into the Premises and Tenant, at its sole expense, shall arrange with the appropriate utility company to install all necessary connections and without fail to maintain in continuous operation during the entire term of the Lease, all such utility service, whether or not Tenant is in actual possession of the Premises. Tenant shall pay to the appropriate utility company or other provider directly, or at Landlord's election as provided in
Section 7.02 below, to Landlord, for all water, gas, heat, electricity, light, power, sweeping and other janitorial services, rubbish and trash disposal, pest and rodent control, sewer, steam, fire protection, alarm or other security services and any other utilities and services supplied in, about or related to the Premises, together with any taxes thereon, connection charges and deposits, and also shall pay for all electrical light bulbs, lamps and tubes in connection therewith. Landlord reserves the right during the Term of this Lease to grant easements or public utility purposes on, over, or below the Premises without any abatement in rent, provided that said easements do not unreasonably interfere with the normal operation of the business conducted by Tenant in the Premises. Landlord shall not be required to pay for any service, supplies or upkeep in connection with the Premises. Tenant shall arrange for and pay for all telephone and other communication services and equipment, including any additions or alterations to the existing telephone service boards and conduit, which shall be completed without interference to the service and/or equipment of other tenants in the Building or the Project, if applicable, and which shall be appropriately labeled upon the termination of this Lease.

     7.02 SEPARATE METERING.   If any utilities are not separately metered for
the Premises, Landlord may:   require that Tenant make reasonable arrangements
to share such utilities with the other parties whose premises are on such meter and require that Tenant pay Landlord a share of such utilities based on the Rentable Area of the Premises as a percentage of the total rentable area of occupied space that is jointly metered. In such case, either Landlord or Tenant may elect to install separate meters (but the costs of installing, maintaining and reading such meters shall be borne by Tenant). Landlord may reasonably estimate in advance any amounts payable by Tenant to Landlord hereunder and Tenant shall pay such amounts within twenty (20) days after the same are billed, subject to periodic adjustment (and additional payment by Tenant or credit or refund by Landlord) after the actual amounts have been determined.

     7.03 INSTALLATION, CONNECTION AND USE OF UTILITY EQUIPMENT.   Tenant shall
install and connect all equipment and lines required to supply such utilities to the extent not already available at or serving the Premises, or at Landlord's option shall repair, alter or replace any such existing items (or Tenant shall share the costs thereof for any equipment shared with other tenants), subject to the terms of Section 2.02 hereof. Tenant shall maintain, repair and replace all such items, operate the same, and keep the same in good working order, condition and repair, as provided in Section 8.02. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for Alterations of the Premises set forth in Article 9. Tenant shall ensure that any supplemental HVAC equipment is installed and all HVAC equipment is operated at all times in a manner to prevent roof leaks, damage or noise due to vibrations or improper installation, maintenance or operation. Tenant shall at all times keep the Premises sufficiently heated to avoid freezing of pipes.

     7.04 INTERRUPTION OF SERVICES.   Landlord shall not be liable for any
failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 7.01, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant's obligation to pay Base Rent and additional rent required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline and Tenant's obligations hereunder shall not be affected by any such action of Landlord. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in this Lease.
Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

     Any amounts which Tenant is required to pay to Landlord pursuant to this
Article VII shall be payable upon demand by Landlord and shall constitute additional rent or Rent under this Lease.


                     ARTICLE VIII - MAINTENANCE AND REPAIRS

     8.01 LANDLORD'S OBLIGATIONS.

           (A) During the Lease Term, Landlord shall, at its expense, maintain only the foundation and the structural soundness of the exterior walls (excluding all windows, plate glass, doors and pest control and extermination) of the portion of the Building containing the Premises in good working order, repair and condition except for reasonable wear and tear. Landlord also shall maintain, at its expense, subject to reimbursement as part of Operating Expenses, the roof, downspouts and fire safety sprinkler system of the Building. If Tenant determines that any such repair or maintenance by Landlord is required, Tenant shall promptly give written notice to Landlord of the need for such repair or maintenance and unless Landlord in good faith disagrees with such determination by Tenant, Landlord shall proceed with reasonable promptness to perform such maintenance. Landlord shall not be liable to Tenant, except as otherwise expressly provided in this Lease, for any damage or inconvenience. Tenant shall not be entitled to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease. Landlord shall use reasonable efforts in fullfilling its obligations under this Lease to minimize the interference with Tenant's operations, however Landlord shall have no liability for any such interference unless resulting from the willful actions of Landlord.

           (B) Tenant shall, at its sole cost, pay for any damage to the foundation and/or external walls of the Building, or the Project, if applicable, caused by any act, omission, negligence or fault of Tenant or any employee, agent or contractor of Tenant.

     8.02 TENANT'S OBLIGATIONS.   During the Lease Term, Tenant shall, at its
risk and at its sole cost and expense, maintain all other parts of the Building and other improvements in or on the Premises in good working order, repair and condition (including all necessary replacements), including, but not limited to, HVAC systems, all glass elements, doors (including dock doors), dock bumpers, light bulbs, light fixtures, Landlord shall perform lawn and other common area maintenance (including, without limitation, exterior painting and maintenance of any HVAC system serving the common areas of the Building or serving the Premises as well as other premises in the Building) and in such instance Tenant agrees to pay Landlord for lawn and other common area maintenance (including, without limitation, exterior painting and HVAC maintenance) based on Tenant's Percentage Share with respect to Operating Expenses, as provided in Article IV hereof (or, with respect to HVAC maintenance, based on the ratio of the Rentable Area of the Premises to the rentable area of all premises served by said HVAC system). Tenant shall take good care of all property and its fixtures, including all landscaping, and suffer no waste. Tenant shall engage a certified pest control firm to perform regular (not less frequent than monthly but more frequent if Landlord determines the need therefor) extermination for pests including, but not limited to, roaches, rodents and termites. Should Tenant neglect to keep and maintain the Premises as required herein, the Landlord shall have the right, but not the obligation, to have the work done and any reasonable costs plus a ten percent (10%) overhead charge therefor shall be charged to Tenant as additional rental and shall become payable by Tenant with the payment of the rental next due under this Lease. In connection with Tenant's maintenance and repair of the HVAC systems, Tenant shall provide Landlord during the Term of this Lease and any renewal hereof with a duplicate original of a maintenance contract, in form and substance acceptable to Landlord, with an HVAC maintenance firm acceptable to Landlord. Further, Tenant shall be responsible for, and upon demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Project, if applicable, the Building or the Premises caused by (a) Tenant's activities in the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant in or to the Premises; (c) the installation, use, operation or movement of Tenant's property in or about the Building or the Premises; or (d) any act or omission by Tenant or its officers, partners, employees, agents, contractors or invitees.

     8.03 REPAIR DAMAGE.    Tenant shall, at its own cost and expense, repair
or replace any damage or injury to all or any part of the Premises, the Building and the Project, if applicable, caused by Tenant or Tenant's agents, employees, invitees, licensees or visitors; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements and Tenant shall reimburse the cost, plus a ten percent (10%) overhead charge therefor, to Landlord on demand.

     8.04 NO WASTE.   Tenant shall not commit or allow any waste or damage to
be committed on any portion of the Premises.

     8.05 LANDLORD'S RIGHTS.   Landlord and its contractors shall have the
right, at all reasonable times and upon prior oral or telephonic notice to Tenant at the Premises, other than in the case of any emergency in which case no notice shall be required, to enter upon the Premises to make any repairs to the Premises or the Building reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs. During the pendency of such repairs, Landlord shall use reasonable efforts to minimize any material interruption of Tenant's business; provided, that if such repairs by Landlord are required to remedy an emergency situation or to cure a breach or default by Tenant under this Lease, Landlord shall not be obligated to minimize such interference.

              ARTICLE IX - ALTERATIONS, ADDITIONS AND IMPROVEMENTS

     9.01 LANDLORD'S CONSENT; CONDITIONS.   Tenant shall not make or permit to
be made any alterations, additions, or improvements in or to the Premises ("Alterations") without the prior written consent of Landlord, which consent, with respect to non-structural alterations, shall not be unreasonably withheld. Notice is required to Landlord, but not Landlord's approval, for minor, non-structural alterations of less than $5,000.00 each. Landlord may impose as a condition to making any Alterations such requirements as Landlord in its sole discretion deems necessary or desirable including without limitation: Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to the Alterations; Landlord's prior written approval of the time or times when the Alterations are to be performed; Landlord's prior written approval of the contractors and subcontractors performing work in connection with the Alterations; employment of union contractors and subcontractors who shall not cause labor disharmony; Tenant's receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; Tenant's delivery to Landlord of such bonds and insurance as Landlord shall reasonably require; and Tenant's payment to Landlord of all costs and expenses incurred by Landlord because of Tenant's Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations. Tenant is required to provide Landlord written notice of whether the Alterations include the Handling of any Hazardous Materials and whether these materials are of a customary and typical nature for industry practices. Upon completion of the Alterations, Tenant shall provide Landlord with copies of as-built plans. Neither the approval by Landlord of plans and specifications relating to any Alterations nor Landlord's supervision or monitoring of any Alterations shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use or the proper performance of the Alterations.

     9.02 PERFORMANCE OF ALTERATIONS WORK.   All work relating to the
Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building.
All costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant as additional rent upon demand. No asbestos-containing materials shall be used or incorporated in the Alterations. No lead-containing surfacing material, solder, or other construction materials or fixtures where the presence of lead might create a condition of exposure not in compliance with Environmental Laws shall be incorporated in the Alterations.

     9.03 LIENS.   Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by or for Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys' fees, arising out of or related to any such liens or notices. Further, Tenant shall give Landlord not less then seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility. Tenant shall also secure, prior to commencing any Alterations, at Tenant's sole expense, a completion and lien indemnity bond, or other security reasonably satisfactory to Landlord, for such work. During the progress of such work, Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within thirty five (35) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim or encumbrance within such thirty (35) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 4.06 hereof for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

     9.04 REMOVAL OF ALTERATIONS.    All Alterations shall become a part of the
Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant's Alterations, (whether installed during the Term of this Lease or any previous occupancy of the Premises by Tenant) in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant's sole expense. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or earlier termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand. Notwithstanding the foregoing to the contrary, in the event that Landlord gives its consent, pursuant to the provisions of Section 9.01 of this Lease, to allow Tenant to make an Alteration in the Premises, Landlord agrees, upon Tenant's written request, to notify Tenant in writing at the time of the giving of such consent whether Landlord will require Tenant, at Tenant's cost, to remove such Alteration at the end of the Lease Term. The wiring installed by Tenant as a part of the Work, as defined in the Work Letter Agreement, which is attached as Exhibit B need not be removed by Tenant upon the Expiration Date as defined in Article 1.06. At the expiration of this Lease, Tenant may remove all modular work station and furniture.

                   ARTICLE X - INDEMNIFICATION AND INSURANCE

     10.01 INDEMNIFICATION.

     (A) Tenant agrees to protect, indemnify, hold harmless and defend Landlord and any Mortgagee, as defined herein, and each of their respective partners, directors, officers, agents and employees, successors and assigns, regardless of any negligence imputed to Landlord as owner of the Building, Premises or underlying real property, from and against:

                 (i) any and all loss, cost, damage, liability or expense as incurred (including but not limited to actual attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises or any portion of the Building or the Project, if applicable, by Tenant or the acts or omission of Tenant or its agents, employees, contractors, clients, invitees or subtenants except that caused by the negligence or willful misconduct of Landlord or its agents or employees. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord's employees or agents or damage to the Premises or any portion of the Building or the Project, if applicable.

                 (ii) any and all environmental damages which arise from:  (i)
            the Handling, presence or migration of any Tenant's Hazardous Materials, as defined in Section 6.03 or (ii) the breach of any of the provisions of this Lease. For the purpose of this Lease, "environmental damages" shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or any portion of the Building or the Project, if applicable, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Premises or any portion of the Building or the Project, if applicable, and from any adverse impact of Landlord's marketing of space); (b) all reasonable sums paid for settlement of claims, attorneys' fees, consultants' fees and experts' fees; and (c) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant's Hazardous Materials, whether or not required by Environmental Laws, necessary for Landlord to make full economic use of the Premises or any portion of the Building or the Project, if applicable, or otherwise required under this Lease. To the extent that Landlord is held strictly liable by a court or other governmental agency of competent jurisdiction under any Environmental Laws, Tenant's obligation to Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant's part with respect to the violation of any Environmental Law which results in liability to the indemnitee. Tenant's obligations and liabilities pursuant to this Section 10.01 shall survive the expiration or earlier termination of this Lease.

                 (iii) any and all testing or investigation as may be requested by any governmental agency or lender for the purpose of investigating the presence of Tenant's Hazardous Materials that may not be in compliance with Environmental Laws.

     (B) Notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord.

     (C) Notwithstanding anything to the contrary contained in this Lease, nothing herein shall be construed to infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord.

     10.02 PROPERTY INSURANCE.

     (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, "all-risk" property insurance, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting of pipes, explosion, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all leasehold improvements in and to the Premises and (b) Tenant's trade fixtures, equipment, business records and other personal property from time to time situated in the Premises, including, without limitation, all floor and wall coverings. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant.

     (B) At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 10.02(A).



     (C) Landlord shall, at all times during the Lease Term, procure and maintain "all-risk" property insurance in the amount not less than ninety percent (90%) of the insurable replacement cost covering the Building in which the Premises are located and such other insurance as may be required by a Mortgagee or otherwise desired by Landlord.

     10.03 LIABILITY INSURANCE.

     (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) per occurrence and a general aggregate limit of at least Two Million Dollars ($2,000,000). All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds. (A list of the current persons and entities to be named as additional insureds is attached hereto as Exhibit E). Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the Landlord or additional insureds with respect to Tenant's obligations under this Lease.

     (B) Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorneys' fees, arising under any present or future law, statute, or ordinance of the State of Indiana or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises. Such policy or policies of insurance shall have a minimum combined single limit of One Million ($1,000,000) per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person. Such policy or policies of insurance shall name the Landlord and its agents, beneficiaries, partners, employees and any mortgagee of Landlord or any ground lessor of Landlord as additional insureds. (A list of the current persons and entities to be named as additional insureds is attached hereto as Exhibit E).

     (C) Landlord shall, at all times during the Lease Term, procure and maintain commercial general liability insurance for the Building and Common Area in which the Premises are located. Such insurance shall have minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) per occurrence, and a general aggregate limit of at least Two Million Dollars ($2,000,000).

     10.04 WORKERS' COMPENSATION INSURANCE.   At all times during the Lease
Term, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the State of Indiana, and Employer's Liability insurance with a limit not less than One Million Dollars ($1,000,000) Bodily Injury Each Accident; One Million Dollars ($1,000,000) Bodily Injury By Disease
- Each Person; and One Million Dollars ($1,000,000) Bodily Injury by Disease - Policy Limit.

     10.05 AUTOMOBILE LIABILITY INSURANCE.    INTENTIONALLY OMITTED

     10.06 PLATE GLASS INSURANCE.    At any time during the Lease Term when
there is plate glass in or on the Premises, Tenant shall procure and maintain, at its sole expense, plate glass insurance covering all the plate glass of the Premises in amounts satisfactory to Landlord.

     10.07 WAREHOUSEMAN'S INSURANCE.  INTENTIONALLY OMITTED

     10.08 POLICY REQUIREMENTS.   All insurance required to be maintained by
Landlord or Tenant shall be issued by insurance companies authorized to do insurance business in the State of Indiana and rated not less than A-VIII in Best's Insurance Guide or a Standard and Poor's claims paying ability rating of not less than AA. A certificate of insurance (or, at Landlord's option, copies of the applicable policies) evidencing the insurance required under this
Article X shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Article X pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and the Landlord as required by this Lease.

     10.09 WAIVER OF CLAIMS.    Except for claims arising from Landlord's
negligent acts that are not covered by Tenant's insurance hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, fire or other casualty, (iv) the Building, Premises, systems or equipment therefor being defective, out of repair, or failing, subject to the other terms of this Lease, and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including, without limitation, other tenants, contractors and invitees. To the extent that Tenant is required to or does carry insurance hereunder, Tenant agrees that Tenant's property loss risks shall be borne by such insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.

     10.10 WAIVER OF SUBROGATION.   Each party hereby waives any right of
recovery against the other for injury or loss due to hazards covered by insurance or required to be covered, to the extent of the injury or loss covered thereby. Any policy of insurance to be provided by Tenant or Landlord pursuant to this Article X shall contain a clause denying the applicable insurer any right of subrogation against the Landlord or Tenant as applicable.

     10.11 FAILURE TO INSURE.   If Tenant fails to maintain any insurance which
Tenant is required to maintain pursuant to this Article X, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Tenant may not self-insure against any risks required to be covered by insurance without Landlord's prior written consent.

                       ARTICLE XI - DAMAGE OR DESTRUCTION

     11.01 TOTAL DESTRUCTION.   Except as provided in Section 11.03 below, this
Lease shall automatically terminate if the Building is totally destroyed.

     11.02 PARTIAL DESTRUCTION OF PREMISES.   If the Premises are damaged by
any casualty and, in Landlord's opinion, the Premises (exclusive of any Alterations made to the Premises by Tenant) can be restored to its pre-existing condition within one hundred fifty (150) days after the date of the damage or destruction using only the insurance proceeds made available to Landlord, Landlord shall, upon written notice from Tenant to Landlord of such damage, except as provided in Section 11.03, promptly and with due diligence use available insurance proceeds to repair any damage to the Premises (exclusive of any Alterations to the Premises made by Tenant, which shall be promptly repaired by Tenant at its sole expense) and, until such repairs are completed, the Rent shall be abated from the date of damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in the conduct of its business bears to the total rentable area of the Premises. If such repairs cannot, in Landlord's opinion, either
(i) be made within said one hundred fifty (150) day period, or (ii) be completed using only the insurance proceeds made available to Landlord, then Landlord may, at its option, exercisable by written notice given to Tenant within thirty (30) days after the date of the damage or destruction, elect to make the repairs within a reasonable time after the damage or destruction, in which event this Lease shall remain in full force and effect but the Rent shall be abated as provided in the preceding sentence; if Landlord does not so elect to make the repairs, then either Landlord or Tenant shall have the right, by written notice given to the other within sixty (60) days after the date of the damage or destruction, to terminate this Lease as of the date of the damage or destruction.

     11.03 EXCEPTIONS TO LANDLORD'S OBLIGATIONS.   Notwithstanding anything to
the contrary contained in this Article XI, Landlord shall have no obligation to repair the Premises if either: (a) the Building in which the Premises are located is so damaged as to require repairs to the Building exceeding twenty percent (20%) of the full insurable value of the Building; or (b) Landlord elects to demolish the Building in which the Premises are located; or (c) the damage or destruction occurs less than two (2) years prior to the Expiration Date, exclusive of option periods. In addition, Landlord's obligation to repair as set forth in this Article XI shall be limited to the extent of insurance proceeds made available to Landlord. Further, Tenant's Rent shall not be abated if either (i) the damage or destruction is repaired within five
(5) business days after Landlord receives written notice from Tenant of the casualty, or (ii) Tenant, or any officers, partners, employees, agents or invitees of Tenant, or any assignee or subtenant of Tenant, is, in whole or in part, responsible for the damage or destruction.

     11.04 WAIVER.   The provisions contained in this Lease shall supersede any contrary laws (whether statutory, common law or otherwise) now or hereafter in effect relating to damage, destruction, self-help or termination.


                           ARTICLE XII - CONDEMNATION

     12.01 TAKING.   If the entire Premises or so much of the Premises or the
common areas as to render the balance unusable by Tenant for its use under section 1.10, shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), and if Landlord, at its option, is unable or unwilling to provide substitute premises containing at least as much rentable area as described in Section 1.02 above, then this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

     12.02 AWARD.   In the event of any Condemnation, the entire award for such taking shall belong to Landlord. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise. Tenant shall be entitled to independently pursue a separate award in a separate proceeding for Tenant's relocation costs directly associated with the taking, provided such separate award does not diminish Landlord's award.



     12.03 TEMPORARY TAKING.   No temporary taking of the Premises shall
terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.


                           ARTICLE XIII - RELOCATION

     13.01 RELOCATION.    INTENTIONALLY OMITTED


                    ARTICLE XIV - ASSIGNMENT AND SUBLETTING

     14.01 RESTRICTION.   Without the prior written consent of Landlord, Tenant
shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees (any such assignment, encumbrance, subletting, occupation or transfer is hereinafter referred to as a "Transfer"). For purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve month period, or the dissolution of the partnership, (b) if Tenant is a closely held corporation (i.e. whose stock is not publicly held and not traded through an exchange or over the counter) or a limited liability company, the dissolution, merger, consolidation, division, liquidation or other reorganization of Tenant, or within a twelve month period:
(i) the sale or other transfer of more than an aggregate of 50% of the voting securities of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets and (c) any change by Tenant in the form of its legal organization under applicable state law (such as, for example, a change from a general partnership to a limited partnership or from a corporation to a limited liability company). An assignment, subletting or other action in violation of the foregoing shall be void and, at Landlord's option, shall constitute a material breach of this Lease. Notwithstanding anything contained in this Article XIV to the contrary, Tenant shall have the right to assign the Lease or sublease the Premises, or any part thereof, to an "Affiliate" without the prior written consent of Landlord, but upon at least twenty (20) days' prior written notice to Landlord, provided that said
Affiliate is identical to the use in Section 1.10 of the Lease, and provided further that said Affiliate is not in default under any other lease for space in a property that is managed by Heitman Properties Ltd. or any of its affiliates. For purposes of this provision, the term "Affiliate" shall mean any corporation or other entity controlling, controlled by, or under common control with (directly or indirectly) Tenant, including, without limitation, any parent corporation controlling Tenant or any subsidiary that Tenant controls. The term "control," as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than ten percent (10%) of the voting securities in such controlled entity. Notwithstanding anything contained in this Article XIV to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

     14.02 NOTICE TO LANDLORD.   If Tenant desires to assign this Lease or any
interest herein, or to sublet all or any part of the Premises, then at least thirty (30) days but not more than one hundred eighty (180) days prior to the effective date of the proposed assignment or subletting, Tenant shall submit to Landlord in connection with Tenant's request for Landlord's consent:

           (A) A statement containing (i) the name and address of the proposed assignee or subtenant; (ii) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require; (iii) the type of use proposed for the Premises; and
      (iv) all of the principal terms of the proposed assignment or subletting; and

           (B) Four (4) originals of the assignment or sublease on a form approved by Landlord and four (4) originals of the Landlord's Consent to Sublease or Assignment and Assumption of Lease and Consent.

     14.03 LANDLORD'S RECAPTURE RIGHTS.   At any time within twenty (20)
business days after Landlord's receipt of all (but not less than all) of the information and documents described in Section 14.02 above, Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (c) terminate the Lease in its entirety or as to the portion of the Premises proposed to be assigned or sublet, with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described twenty (20) business day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting. This provision does not apply to any transfer to Affiliates, as provided in Section 14.01.

     14.04 LANDLORD'S CONSENT; STANDARDS.   Landlord's consent to a proposed
assignment or subletting shall not be unreasonably withheld; but, in addition to any other grounds for denial, Landlord's consent shall be deemed reasonably withheld if, in Landlord's good faith judgment: (i) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (ii) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other tenants in the Building; (iii) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease; (iv) either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Building or the Project, if applicable, or is negotiating with Landlord to lease space in the Building or the Project, if applicable; (v) the proposed assignee or subtenant is disreputable; or (vi) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord's reasonable judgment, impact the Building in a negative manner including but not limited to significantly increasing the pedestrian traffic, parking capacity and requirements, and truck traffic in and out of the Building or requiring any alterations to the Building to comply with applicable laws; (vii) the subject space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes; (viii) the transferee is a government (or agency or instrumentality thereof) or (ix) Tenant has failed to cure a default at the time Tenant requests consent to the proposed Transfer.

     14.05 ADDITIONAL RENT.   If Landlord consents to any such assignment or
subletting, all sums or other economic consideration received by Tenant in connection with such assignment or subletting, whether denominated as rental or otherwise, exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) shall be paid to

Landlord promptly after receipt as additional Rent under the Lease without affecting or reducing any other obligation of Tenant hereunder.

     14.06 LANDLORD'S COSTS.   If Tenant shall Transfer this Lease or all or
any part of the Premises or shall request the consent of Landlord to any Transfer, Tenant shall pay to Landlord as additional rent Landlord's costs related thereto, including Landlord's reasonable attorneys' fees and a minimum fee to Landlord of Five Hundred Dollars ($500.00).

     14.07 CONTINUING LIABILITY OF TENANT.   Notwithstanding any Transfer,
including an assignment or sublease to an affiliate, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the Transfer had not occurred; provided, however, that any act or omission of any transferee, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.

     14.08 NON-WAIVER.   The consent by Landlord to any Transfer shall not
relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article XIV, to any further Transfer. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this Article XIV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease. If Tenant shall default under this Lease and fail to cure within the time permitted, Landlord is irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.


                       ARTICLE XV - DEFAULT AND REMEDIES

     15.01 EVENTS OF DEFAULT BY TENANT.   The occurrence of any of the
following shall constitute a material default and breach of this Lease by
Tenant:

           (A) The failure by Tenant to pay Base Rent or make any other payment within five (5) business days after notice that is required to be made by Tenant hereunder as and when due. Notice to be given no more than twice during any given calendar year.

           (B) The abandonment of the Premises by Tenant for fourteen (14) consecutive days (with or without the payment of Rent).

           (C) The making by Tenant of any assignment of this Lease or any sublease of all or part of the Premises, except as expressly permitted under Article XIV of this Lease.

           (D) The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 15.01(A), 15.01(B) or 15.01 (C) above, if such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that it cannot be cured within the thirty (30) day period, no default shall be deemed to exist if Tenant commences the curing of the default promptly within such thirty (30) day period and thereafter diligently prosecutes the same to completion and achieves the same within sixty (60) days after the occurrence of such default. The thirty (30) day notice described herein shall be in lieu of, and not in addition to, any notice required under law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

           (E) The making by Tenant or its Guarantor of any general assignment for the benefit of creditors, the filing by or against Tenant or its Guarantor of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant or its Guarantor the same is dismissed within sixty (60) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises, when possession is not restored to Tenant within sixty (60) days; the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises, if such seizure is not discharged within sixty (60) days; or the death or the dissolution of Tenant or any one or more of the Guarantors, if any.

           (F) Any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering into this Lease or in connection with any Transfer under Section 14.01.

     15.02 LANDLORD'S RIGHT TO TERMINATE UPON TENANT DEFAULT.   In the event of
any default by Tenant as provided in Section 15.01 above, Landlord shall have the right without notice or demand to Tenant (Tenant hereby irrevocably waiving all notices and demands, statutory or otherwise, including without limitation, any notice otherwise required in connection with any forcible entry and detainer action), to terminate this Lease or to terminate Tenant's right to possession of the Premises without terminating this Lease, and in either event Landlord shall be entitled to receive from Tenant:

           (A) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

           (B) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

           (C) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

           (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

           (E) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     As used in subparagraphs (A) and (B) above, "worth at the time of award" shall be computed by allowing interest on such amounts at the then highest lawful rate of interest, but in no event to exceed one percent (1%) per annum plus the rate established by the Federal Reserve Bank of Chicago on advances made to member banks under Sections of the Federal Reserve Act ("discount rate") prevailing at the time of the award. As used in paragraph (C) above, "worth at the time of award" shall be computed by discounting such amount by
(i) the discount rate of the Federal Reserve Bank of Chicago prevailing at the time of award plus (ii) one percent (1%).

     15.03 MITIGATION OF DAMAGES.   If Landlord terminates this Lease or
Tenant's right to possession of the Premises, Landlord shall have no obligation to mitigate Landlord's damages except to the extent required by applicable law. If Landlord has not terminated this Lease or Tenant's right to possession of the Premises, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned. If Landlord is required to mitigate damages as provided herein: (i) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building, (ii) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Building, Project or other projects owned by Landlord or its affiliates in the same geographic area, before reletting all or any portion of the Premises, and (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period. In recognition that the value of the

Building depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Building at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

     15.04 LANDLORD'S RIGHT TO CONTINUE LEASE UPON TENANT DEFAULT.   In the
event of a default of this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided in Section 15.02 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord may continue this Lease in effect after Tenant's default and abandonment and recover Rent as it becomes due. In the event Landlord re-lets the Premises, to the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the Premises for the new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers' fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

     15.05 RIGHT OF LANDLORD TO PERFORM.   All covenants and agreements to be
performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, subject to notice, cure and grace periods as provided in this Lease, but shall not be obligated to, make any payment or perform any such other act on Tenant's part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

     15.06 DEFAULT UNDER OTHER LEASES.   If the term of any lease, other than
this Lease, heretofore or hereafter made by Tenant for any space in the Building or the Project, if applicable, shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 15.02.

     15.07 NON-WAIVER.   Nothing in this Article shall be deemed to affect
Landlord's rights to indemnification for liability or liabilities arising prior to termination of this Lease or Tenant's right to possession of the Premises for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in the Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises, unless Landlord in writing both accepts such surrender and acknowledges such termination.

     15.08 CUMULATIVE REMEDIES.   The specific remedies to which Landlord may
resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, including the right to terminate this Lease or to terminate

Tenant's right of possession of the Premises and reenter and repossess the Premises and remove all persons and property from the Premises without terminating this Lease as provided in Section 15.02, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

     15.09 DEFAULT BY LANDLORD.   Landlord's failure to perform or observe any
of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty
(30) days (or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease, except that, in no event, shall Landlord be liable for punitive damages, lost profits, business interruption, speculative, consequential or other such damages. In recognition that Landlord must receive timely payments of Rent and operate the Building, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent.


                 ARTICLE XVI - ATTORNEYS' FEES:  COSTS OF SUIT

     16.01 ATTORNEYS FEES.   If either Landlord or Tenant shall commence any
action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys' fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys' fees incurred in collecting Rent, resolving any actual default by Tenant, securing indemnification as provided in Article X and paragraphs, 16.02, 24.01 and 26.01 herein or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant's obligations under this Lease.

     16.02 INDEMNIFICATION.   Should Landlord be made a party to any litigation
instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys' fees, in connection with the litigation, unless a final non-appealable judgment is rendered against Landlord in such litigation.


                  ARTICLE XVII - SUBORDINATION AND ATTORNMENT

     17.01 SUBORDINATION.   This Lease, and the rights of Tenant hereunder, are
and shall be subject and subordinate to the interest of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building or the underlying real estate; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust ( any such lessor, mortgagee or beneficiary is hereinafter referred to as a "Mortgagee") shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust (or subject and subordinate to such ground lease, master lease, mortgage or deed of trust but superior to any junior mortgage or junior deed of trust). Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such Mortgagee to effect the purposes of this Section 17.01. Such instruments may contain, among other things, provisions to the effect that such Mortgagee (hereafter, for the purposes of this Section 17.01, a "Successor Landlord") shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (ii) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (iii) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; (iv) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default; (v) not be bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord; (vi) not be bound by any amendment or modification of the Lease or any cancellation or surrender of the same made without Successor Landlord's prior written consent; (vii) not be bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Successor Landlord succeeded to Landlord's interest and (viii) not be bound by any obligation under the Lease to perform any work or to make any improvements to the demised Premises. Any obligations of any Successor Landlord under its respective lease shall be non-recourse as to any assets of such Successor Landlord other than its interest in the Premises and improvements.
SEE ADDENDUM TO LEASE ITEM #5

     17.02 ATTORNMENT.   If requested to do so, Tenant shall attorn to and
recognize as Tenant's landlord under this Lease any superior Mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, and Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this
Section 17.02. SEE ADDENDUM TO LEASE ITEM #5

     17.03 MORTGAGEE AND GROUND LESSOR PROTECTION.   Tenant agrees to give any
Mortgagee, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee (hereafter the "Notified Party"). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord's default. SEE ADDENDUM TO LEASE ITEM #5


                        ARTICLE XVIII - QUIET ENJOYMENT

     18.01 Provided that Tenant performs all of its obligations hereunder, Tenant shall have and peaceably enjoy the Premises during the Lease Term free of claims by or through Landlord, subject to all of the terms and conditions contained in this Lease.


                             ARTICLE XIX - PARKING

     19.01 Tenant, its employees and invitees, are hereby granted the non-exclusive privilege to use parking spaces in Lakeside Building - Corporate Center Lakeside - Building A. Tenant shall abide by all rules and regulations regarding the use of the parking area as may now exist or as may hereinafter be promulgated by Landlord. Landlord reserves the right to modify, restripe and otherwise change the location of drives, parking spaces and parking area in Lakeside Building - Corporate Center Lakeside - Building A. Landlord may, but shall have no obligation to, designate certain parking spaces for trucks, handicapped persons or designated tenants as Landlord, in its sole discretion, may deem necessary for the professional and efficient operation of the parking area and the Building or the Project, if applicable. Landlord shall have the right to reasonably restrict the number and location of truck/tractor trailers for the overall benefit of all tenants, it being agreed by Tenant that it is not the intent of this Lease to provide unrestricted parking for truck/tractor trailers. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Tenant will reimburse Landlord upon demand for any damage caused to the parking surfaces or facilities caused by Tenant's or any of its employees', agents' or invitees' trucks/tractor trailers or any other vehicles. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants. At no time shall the parking of any vehicle be permitted in the fire lanes or handicapped parking areas servicing the Building or the Project, if applicable. SEE ADDENDUM TO LEASE ITEM #3




                       ARTICLE XX - RULES AND REGULATIONS

     20.01 The Rules and Regulations attached hereto as Exhibit F are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and non-discriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises, the Building and/or the Project, if applicable. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building or the Project, if applicable.


                      ARTICLE XXI - ESTOPPEL CERTIFICATES

     21.01 Tenant agrees at any time and from time to time upon not less than twenty (20) days' prior written notice from Landlord to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord, to any current or prospective Mortgagee or any assignee thereof, to any prospective purchaser of the land, improvements or both comprising the Building, and to any other party designated by Landlord, that this Lease is unmodified and in full force and effect (of if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that Tenant is in full occupancy of the Premises; that no rent has been paid more than thirty (30) days in advance; that the first month's Base Rent has been paid; that Tenant is entitled to no free rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord's or any predecessor landlord's interest under this Lease; the dates to which Base Rent, additional rental and other charges have been paid; that Tenant, as of the date of such certificate, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rental or other charges due or to become due under this Lease; that Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease; or any other matter relating to this Lease or the Premises or, if one or more of the above statements are true, the facts relating to such statements, specifying each such default. If there is a Guaranty under this Lease, said Guarantor shall confirm the validity of the Guaranty by joining in the execution of the Estoppel Certificate or other documents so requested by Landlord or Mortgagee. In addition, in the event that such certificate is being given to any Mortgagee, such statement may contain any other provisions customarily required by such Mortgagee including, without limitation, an agreement on the part of Tenant to furnish to such Mortgagee, written notice of any Landlord default and a reasonable opportunity for such Mortgagee to cure such default prior to Tenant being able to terminate this Lease. Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may so specifically state. If Tenant does not execute, acknowledge and deliver to Landlord the statement as and when required herein, Landlord is hereby granted an irrevocable power-of-attorney, coupled with an interest, to execute such statement on Tenant's behalf, which statement shall be binding on Tenant to the same extent as if executed by Tenant (and such grant shall not be in limitation of Landlord's other remedies for such failure by Tenant). Landlord must provide a similar Estoppel Certificate if so requested by Tenant.

                        ARTICLE XXII - ENTRY BY LANDLORD

     22.01 Landlord may enter the Premises at all reasonable times and with reasonable notice except in the case of an emergency to: inspect the same; exhibit the same to prospective purchasers, Mortgagees or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. As provided for in clause (xii) of
Section 28.19 of this Lease, Landlord shall at all times have the right, but not the obligation, to obtain from Tenant and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated by Tenant in writing in advance), and if such key is not provided, Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant's duties under this Lease.
If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall by payable by Tenant to Landlord as additional rent.


                                 ARTICLE XXIII

       LANDLORD'S LEASE UNDERTAKINGS-EXCULPATION FROM PERSONAL LIABILITY;
                        TRANSFER OF LANDLORD'S INTEREST

     23.01 LANDLORD'S LEASE UNDERTAKINGS.   Notwithstanding anything to the
contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant's use of the Premises or the Building or the Project, if applicable (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its members; and (b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Heitman Capital Management Corporation, HRC-LLC, Inc., Heitman Properties Ltd., or Heitman Properties of Indiana Ltd., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

     23.02 TRANSFER OF LANDLORD'S INTEREST.   In the event of any transfer of
Landlord's interest in the Building, Landlord shall be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord, provided any deposits or advance rents held by Landlord are turned over to the grantee and said grantee expressly assumes, subject to the limitations of this Section 23, all the terms, covenants and conditions of this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to all the provisions of this Section 23, be binding on Landlord, its successors and assigns, only during their respective periods of ownership.


                   ARTICLE XXIV - SURRENDER; HOLDOVER TENANCY

     24.01 CONDITION OF PREMISES AND REMOVAL OF PROPERTY.    At the expiration
or earlier termination of this Lease or Tenant's right to possession of the Premises, Tenant shall: (a) surrender possession of the Premises in broom-clean condition and good repair, free of debris, and otherwise in the condition required under Section 8.02, ordinary wear and tear excepted, (b) ensure that all signs, movable trade fixtures and personal property (except items originally provided by Landlord) have been removed from the Premises as required under Section 9.04 hereof (subject to Article XXIX hereof), (c) ensure that all Alterations required to be removed from the Premises pursuant to
Section 9.04 have been removed from the Premises, (d) ensure that any damage caused by such removal has been repaired in a good and workmanlike manner as required under Section 9.04 hereof (and Landlord may deny permission to remove items where such removal may damage the structural integrity of the Building), and (e) ensure that all actions required under the Rules and Regulations set forth in Exhibit F to this Lease have been taken. Tenant understands that "ordinary wear and tear" does not mean Tenant shall be relieved of performing its obligations under this Lease relating to maintenance, repairs and replacements as provided for in the Lease. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant, and if Landlord undertakes to restore the Premises, it shall have a right of reimbursement against Tenant.

     24.02 ABANDONED PROPERTY.    If Tenant shall fail to perform any repairs
or restoration, or fail to remove any items from the Premises as required hereunder, Landlord may do so at Tenant's expense as provided in Sections 9.04 and 15.04 hereof and Tenant shall pay Landlord's charges therefor upon demand. All property removed from the Premises by Landlord hereunder may be handled, discarded or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All such property shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. If Landlord arranges for storage of any such property, Landlord shall have a lien against such property for costs incurred in removing and storing the same.

     24.03 HOLDOVER TENANCY.   If Tenant holds possession of the Premises after
the expiration or termination of the Lease Term without the consent of Landlord, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to two hundred percent (200%) of the Rent Payable by Tenant to Landlord with respect to the last month of the Lease Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.


                             ARTICLE XXV - NOTICES

     25.01 All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, or may be sent by overnight courier, addressed to Landlord at the address for Landlord set forth in Section 1.11 above and to Tenant at the address for Tenant set forth in Section 1.12 above, or, from and after the Commencement Date, to Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing.
Any notice shall be deemed to have been given and served three (3) days after when delivered personally or otherwise at the time the same was posted, except that any notice given by overnight courier shall be deemed given on the first business day following the date such notice is delivered by such courier provided such courier verifies delivery proof.


                             ARTICLE XXVI - BROKERS

     26.01 The parties recognize as the broker(s) who procured this Lease the firm(s) specified in Section 1.13 and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said Broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease. If Tenant or Landlord has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Building or the Project, if applicable, Tenant or Landlord, as applicable shall be solely responsible for the payment of any fee due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.


                       ARTICLE XXVII ELECTRONIC SERVICES

     27.01 TENANT'S LINES.   Tenant may, in a manner consistent with the
provisions and requirements of this Lease, install, maintain, replace, remove or use any communications or computer or other electronic service wires, cables and related devices (collectively the "Lines") at the Building in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, which consent may be conditioned as required by Landlord, (b) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, and (c) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines which are installed in violation of these provisions. Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void.

     27.02 DEFINITION OF ELECTRONIC SERVICES. As used herein "Electronic Services Provider" means a business which provides telephone, telegraph, telex, video, other telecommunications or other services which permit Tenant to receive or transmit information by the use of electronics and which require the use of wires, cables, antennas or similar devices in or on the Building. The services of Electronic Services Providers are sometime referred to herein as "Electronic Services."

     27.03 NO RIGHT TO SPECIFIC SERVICES. Landlord shall have no obligation (i) to install any Electronic Services equipment or facilities, (ii) to make available to Tenant the services of any particular Electronic Services Provider, (iii) to allow any particular Electronic Services Provider access to the Building, (iv) to continue to grant access to an Electronic Services Provider once such provider has been given access to the Building. Landlord may (but shall not have the obligation to): (x) install new Lines at the property, (y) create additional space for Lines at the property, and (z) adopt reasonable and uniform rules and regulations with respect to Lines.

     27.04 LIMITATION OF LANDLORD'S RESPONSIBILITY. Tenant acknowledges and agrees that all Electronic Services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant's Electronic Services equipment shall be and remain solely in the Tenant's premises and the telephone closet(s) on the floor(s) on which the Tenant's premises is located, in accordance with rules and regulations adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of Tenant's Electronic Services equipment, including Lines; nor for any Lines or other infrastructure to which Tenant's Electronic Services equipment may be connected. Tenant agrees that, to the extent any Electronic Services are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its own expense to obtain substitute service. Except to the extent arising from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the property. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

     27.05 NECESSARY SERVICE INTERRUPTIONS. Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off Electronic Services facilities in the event of emergency or as necessary in connection with maintenance, repairs or construction at the Building or installation of Electronic Services equipment for other Tenants of the Building or on account of violation by the Electronic Services Provider or owner of the Electronic Services equipment of any obligation to Landlord or in the event that Tenant's use of the Electronic Services infrastructure of the Building materially interferes with the Electronic Services of other tenants of the Building.

     27.06 REMOVAL OF EQUIPMENT, WIRING AND OTHER FACILITIES. Any and all Electronic Services equipment installed in the Tenant's Premises or elsewhere in the Building by or on behalf of Tenant, including Lines, or other facilities for Electronic Services reception or transmittal, shall be removed prior to the expiration or earlier termination of the Lease term, by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenant's sole cost, with the cost thereof to be paid as additional rent. Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) days prior to the expiration or earlier termination of the Lease term (except that the notice period shall extend to thirty (30) days beyond the date of termination of the Lease if it is terminated by either party due to a default by the other), to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against rent, any and all Electronic Services Lines and related infrastructure, or selected components thereof, whether located in the Tenant's premises or elsewhere in the Building.

     27.07 NEW PROVIDER INSTALLATIONS. In the event that Tenant wishes at any time to utilize the services of an Electronic Services Provider whose equipment is not then servicing the Building, no such Electronic Services Provider shall be permitted to install its Lines or other equipment within the Building without first securing the prior written approval of the Landlord. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the Electronic Services Provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no current expense or risk or future expense whatsoever with respect to any aspect of the Electronic Services Provider's provision of its Electronic Services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the Electronic Services Provider, the Electronic Services Provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the Electronic Services Provider; (iii) the Electronic Services Provider agrees to abide by such rules and regulations, Building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the Tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations as described in Article IX of this Lease; (iv) Landlord reasonably determines that, considering other potential uses for space in the Building, there is sufficient space in the Building for the placement of all of the provider's equipment, conduit, Lines and other materials; (v) the Electronic Services Provider agrees to abide by Landlord's requirements, if any, that provider use existing Building conduits and pipes or use Building contractors (or other contractors approved by Landlord); (vi) Landlord receives from the Electronic Services Provider such compensation as is reasonably determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the Electronic Services Provider's equipment, for the fair market value of a Electronic Services Provider's access to the Building, for the use of common or core space within the Building and the costs which may reasonably be expected to be incurred by Landlord; (vii) the provider agrees to deliver to Landlord detailed "as built" plans immediately after the installation of the provider's equipment is complete; and (viii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord."

     27.08 LIMIT OF DEFAULT OR BREACH.   Notwithstanding any provision of the
proceeding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective Electronic Services Provider shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated to have acted recklessly or maliciously with respect to Tenant's request for approval, and in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may as Tenant's sole and exclusive recourse seek a judicial order of specific performance compelling Landlord to grant its approval as to the prospective provider in question. The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or other Electronic Services Provider shall be deemed a third party beneficiary of this Lease.

     27.09 INSTALLATION AND USE OF WIRELESS TECHNOLOGIES. Tenant shall not utilize any wireless Electronic Services equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Tenant's premises, within the Building or attached to the outside walls or roof of the Building, without Landlord's prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord's financial interests and the interests of the Building, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs.

     27.10 LIMITATION OF LIABILITY FOR EQUIPMENT INTERFERENCE. In the event that Electronic Services equipment, Lines and facilities or satellite and antennae equipment of any type installed by or at the request of Tenant within the Tenant's premises, on the roof, or elsewhere within or on the Building causes interference to equipment used by another party, Tenant shall cease using such equipment, Lines and facilities or satellite and antennae equipment until the source of the interference is identified and eliminated and Tenant shall assume all liability related to such interference. Tenant shall cooperate with Landlord and other parties, to eliminate such interference promptly. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall, at Landlord's sole discretion, remove such equipment.


                         ARTICLE XXVIII - MISCELLANEOUS

     28.01 ENTIRE AGREEMENT.   This Lease contains all of the agreements and
understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

     28.02 AMENDMENTS.    This Lease shall not be amended, changed or modified
in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by Landlord.

     28.03 SUCCESSORS.    Except as expressly provided herein, this Lease and
the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

     28.04 FORCE MAJEURE.   Landlord shall incur no liability to Tenant with
respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

     28.05 SURVIVAL OF OBLIGATIONS.   Any obligations of Tenant accruing prior
to the expiration of the Lease shall survive the expiration or earlier termination of the Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

     28.06 LIGHT AND AIR.   No diminution or shutting off of any light, air or
view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

     28.07 GOVERNING LAW.   This Lease shall be governed by, and construed in
accordance with, the laws of the State of Indiana.

     28.08 SEVERABILITY.   In the event any provision of this Lease is found to
be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

     28.09 CAPTIONS.   All captions, headings, titles, numerical references and
computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

     28.10 INTERPRETATION.   Tenant acknowledges that it has read and reviewed
this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

     28.11 INDEPENDENT COVENANTS.   Each covenant, agreement, obligation or
other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

     28.12 NUMBER AND GENDER.   All terms and words used in this Lease,
regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

     28.13 TIME IS OF THE ESSENCE.   Time is of the essence of this Lease and
the performance of all obligations hereunder.

     28.14 JOINT AND SEVERAL LIABILITY.   If Tenant comprises more than one
person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant's obligations hereunder. If Tenant comprises more than one person or entity and fewer than all of the persons or entities comprising Tenant abandon the Premises, Landlord, at its sole option, may treat the abandonment by such person or entities as an event of default and exercise with respect to such persons the rights and remedies provided in Article XV without affecting the right or obligations of the persons or entities comprising Tenant which have not abandoned the property.

     28.15 EXHIBITS.   Exhibits A (Outline of Premises), B (Work Letter
Agreement), C (Suite Acceptance Letter), D (Tenant Operations Inquiry), E (List of Additional Insureds), F (Rules and Regulations), and G (Guaranty), and
Schedule 1 to Exhibit D (List of Permissible Hazardous Materials and Quantities) are incorporated into this Lease by reference and made a part hereof.

     28.16 OFFER TO LEASE.   The submission of this Lease to Tenant or its
broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord and (b) it is fully reviewed and executed by Landlord; provided, however, that, upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant, shall, in consideration of the time and expense incurred by Landlord in reviewing the Lease and Tenant's credit, constitute an offer by Tenant to lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for ten (10) business days following the date of delivery).

     28.17 WAIVER; NO COUNTERCLAIM; CHOICE OF LAWS.   To the extent permitted
by applicable law, Tenant hereby waives the right to a jury trial in any action or proceeding regarding this Lease and the tenancy created by this Lease. It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. In addition, Tenant hereby submits to local jurisdiction in the State of Indiana and agrees that any action by Tenant against Landlord shall be instituted in the State of Indiana and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of Indiana. To the extent permitted by applicable law, Tenant hereby waives any and all rights of redemption granted by any present or future laws.

     28.18 ELECTRICAL SERVICE TO THE PREMISES.   Anything set forth in Section
7.01 or elsewhere in this Lease to the contrary notwithstanding, electricity to the Premises shall not be furnished by Landlord, but shall be furnished by the approved electric utility company serving the Building. Landlord shall permit Tenant to receive such service directly from such utility company at Tenant's cost (except as otherwise provided herein) and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes.

     28.19 RIGHTS RESERVED BY LANDLORD.   Landlord reserves the following
rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (i ) to change the name or street address of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building; (iii) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (iv) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (v) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (vi) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (vii) to prohibit the placement of video or other electronic games in the Premises; (viii) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office; (ix) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (x) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or leaving the Building; (xi) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; but Landlord will use reasonable efforts to minimize interference with Tenant's operations, however, Landlord shall have no liability for any such interference unless resulting from the willful actions of Landlord; and (xii) to retain at all times master keys or pass keys to the Premises.

     28.20 TENANT OPERATIONS INQUIRY.   As a material inducement to Landlord to
enter into this Lease (i) Tenant has completed Exhibit D hereto, and (ii) Tenant represents and warrants to Landlord that Exhibit D is true and correct in all material respects and is not misleading.

     28.21 GUARANTY.    Simultaneously with execution and delivery of this
Lease, the Guarantors shall execute and deliver to Landlord the Guaranty in the form and content of Exhibit G hereto.

                        ARTICLE XXIX - FLOOR LOAD LIMITS

     29.01 FLOOR LOAD LIMITS.   Tenant shall not place a load upon any floor of
the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment in the Building. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance to occupants of the Building, the Project, if applicable, or any adjacent property.

                         ARTICLE XXX - LANDLORD'S LIEN

     30.01 LANDLORD'S LIEN.  INTENTIONALLY OMITTED



                     ARTICLE XXXI - UNIFORM COMMERCIAL CODE

      31.01 UNIFORM COMMERCIAL CODE.  INTENTIONALLY OMITTED

     IN WITNESS WHEREOF, the parties hereto have executed this lease as of the date first above written.





                                                  LANDLORD:
                                                  ---------
                                                  IP PROPERTIES, a Wyoming
                                                  Limited Liability Company
                                                  By: HRC-LLC, INC., a Wyoming
TENANT:                                           corporation, its manager
-------                                           By: /s/
Brightpoint North America, Inc.                   -----------------------------
an Indiana Corporation
------------------------------------              Its: Vice President
By:  /s/ Steven E. Fivel                          -----------------------------
     -------------------------------
Its: Vice President
     -------------------------------

*ATTEST:
------------------------------------
------------------------------------


* Completion necessary only if Tenant's
organizational documents require dual signature.

ADDENDUM TO LEASE, dated March 31, 1998 between IP PROPERTIES, a
Wyoming Limited Liability Company, (hereinafter referred to as "Landlord"), and Brightpoint North America, Inc., an Indiana Corporation (Hereinafter referred to as "Tenant")


1. When Landlord's or Tenant's consent is required throughout this Lease, said consent shall not be unreasonably withheld or delayed.
2.   LATENT DEFECTS
     --------------
     Notwithstanding anything to the contrary contained herein, Tenant shall not be required to take any corrective action with respect to any condition or design which constitutes a latent defect in the Premises by virtue of Tenant's acceptance of the Premises. If any latent defect materially adversely affects Tenant's quiet enjoyment of the Premises, constitutes a dangerous condition or is required to be correctedby law, then Landlord will promptly undertake the corrective action at Landlord's cost and such cost shall not become a part of the operating expenses of the Building as relative to expenses for which Tenant is obligated to pay its percentage share. Nothing contained in this paragraph shall be construed to impose on Tenant or subject Tenant to any liability to any third party for injury to property or persons arising out of latent defects unless such latent defects were created by Tenant or its employees , agents or contractors in the course of repair work or physical improvements or alterations to the Premises performed by Tenant or its employees, agents or contractors, in which case Tenant shall promptly undertake the appropriate corrective action, at Tenant's sole cost and expense. Nothing contained in this paragraph shall be construed to impose on Landlord or subject Landlord to any liability to any third party for injury to property or persons arising out of latent defects unless such latent defects were created by Landlord or its agents, employees or contractors.
3. Landlord shall provide 110 parking spaces in the area shown on Schedule 1 to this Addendum to Lease for Tenant's exclusive use for the duration of the Lease, but Landlord shall have no duty to enforce such exclusive use by Tenant.
4. OPERATING EXPENSE EXCLUSIONS. Notwithstanding anything herein to the contrary, the following shall not be included as part of the Operating
     Expenses:
     1)   The cost of repairs or restoration necessitated by condemnation.
     2)   Franchise taxes and income taxes of Landlord.
     3) The cost of any item or items for which Landlord is reimbursed by insurance or reimbursed by other tenants of the Building.
     4) The cost of any electric current furnished separately to any other tenant through metering.
     5) Any cost stated in Operating Expenses representing an amount paid to a corporation or entity which is controlled by or under common control with Landlord which is in excess of the amounts which would be paid in the absence of such relationship.
     6) The cost of installing, operating and maintaining any specialty such as observatory, broadcasting facility, luncheon club, athletic or recreational club, theater or cafeteria.
     7) The cost of correcting defects in construction of the Building, or other part of the Premises.
     8) Any insurance premium to the extent that Landlord is entitled to be reimbursed therefor by Tenant pursuant to this Lease or by any other occupant of the Building.
     9) The cost of any architectural additions to the Building that result in a larger building.
     10) Capital expenditures for depreciable Building improvements, structural repairs, tenant improvements or initial landscaping.
     11) Expenditures and capital outlays to bring the Building into compliance with the ADA or other similar act.
     12) Any expenses resulting from the gross negligence of Landlord, its agents, servants or employees.
     13)  Any bad-debt loss, rent loss or reserves for bad debts or rent loss.
     14) All interest or penalties incurred as a result of Landlord's gross negligence failing to pay any

           Operating Expenses, Insurance Expense or Property Taxes as the same shall become due, unless such delay shall be caused by Tenant or Tenant's agents.
     15) Any and all costs associated with the operation of Landlord as a limited liability company or other legal entity, as the same are distinguished from the costs of operation of the Building or Premises.
     16) All charges for complying with laws, codes, regulations, or ordinances relating to Hazardous Materials.
     17) Any mark up of the cost of utilities as billed by the utility service beyond a reasonable charge for administration, if administration is actually performed.

5.   NON-DISTURBANCE
     ---------------
     At Tenant's written request, Landlord agrees to use diligent, commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any future Mortgage. Such Non-Disturbance Agreement may be embodied in the Mortgagee's customary form of Subordination and Non-Disturbance Agreement. If, after exerting diligent, commercially reasonable efforts, Landlord is unable to obtain a Non-Disturbance Agreement from any such holder, Landlord shall have no further obligation to Tenant with respect thereto.

6. If there is a conflict between this Lease and the Rules and Regulations in Exhibit F of this Lease, the Lease shall prevail.

7. The terms and conditions of this Lease shall be in full force and effect upon Tenant taking possession of the Premises. However, the base rent due and payable shall not begin until the Commencement Date as defined in
     Section 1.05 of this Lease.

                                   EXHIBIT A

                        FLOOR PLAN OR LAYOUT OF PREMISES


                         (Approximately 23,990 Sq. Ft.)

                            (Office 20,112 Sq. Ft.)

                           (Warehouse 3,878 Sq. Ft.)



TENANT:  BRIGHTPOINT NORTH AMERICA, INC., AN INDIANA CORPORATION

                                   EXHIBIT B
                             WORK LETTER AGREEMENT

                             [TENANT PERFORMS WORK]

     This Work Letter Agreement ("Work Letter") is executed simultaneously with that certain Lease (the "Lease") between Brightpoint North America, Inc., an Indiana Corporation, as "Tenant", and IP PROPERTIES, a Wyoming Limited Liability Company, as "Landlord", relating to demised premises ("Premises") at the building commonly known as INDIANAPOLIS INDUSTRIALS (the "Building"), which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

     For and in consideration of the agreement to lease the Premises and the mutual convenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

     1. WORK.   Tenant, at its sole cost and expense, shall perform, or cause to be performed, the work (the "Work") in the Premises provided for in the Approved Plans (as defined in Paragraph 2 hereof). Subject to Tenant's satisfaction of the conditions specified in this Work Letter Agreement, Tenant shall be entitled to Landlord's Contribution (as defined in Paragraph 8[b] below.

     2. PRE-CONSTRUCTION ACTIVITIES.

     (a) On or before March 15, 1998, Tenant shall submit the following information and items to Landlord for Landlord's review and approval:

     (i) A detailed critical path construction schedule containing the major components of the Work and the time required for each, including the scheduled commencement date of construction of the Work, milestone dates and the estimated date of completion of construction.

     (ii) An itemized statement of estimated construction cost, including fees for permits and architectural and engineering fees.

     (iii) Evidence satisfactory to Landlord in all respects of Tenant's ability to pay the cost of the Work as and when payments become due.

     (iv) The names and addresses of Tenant's contractors (and said contractor's subcontractors) and materialmen to be engaged by Tenant for the Work (individually, a "Tenant Contractor," and collectively, "Tenant's Contractors"). Landlord has the right to approve or disapprove all or any one or more of Tenant's Contractors. Landlord may, at its election, designate a list of approved contractors for performance of those portions of work involving electrical, mechanical, plumbing, heating, air conditioning or life safety systems, from which Tenant must select its contractors for such designated portions of work.

     (v) Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant's Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

     (vi) Payment and performance bonds for all of Tenant's Contractors naming Landlord (or an agent, designee or representative appointed by Landlord's written notice to Tenant given prior to Tenant's procurement of paid bonds) as dual obligee.

     (vii) The Plans (as hereinafter defined) for the Work, which Plans shall be subject to Landlord's approval in accordance with Paragraph 2(b) below.

     Tenant will update such information and items by notice to Landlord of any changes.

     (b) As used herein the term "Approved Plans" shall mean the Plans (as hereinafter defined), as and when approved in writing by Landlord. As used herein, the term "Plans" shall mean the full and detailed architectural and engineering plans and specifications covering the Work (including, without limitation, architectural, mechanical and electrical working drawings for the
Work). The Plans shall be subject to Landlord's approval and the approval of all local governmental authorities requiring approval of the work and/or the Approved Plan. Landlord shall give its approval or disapproval (giving general reasons in case of disapproval) of the Plans within three (3) days after their delivery to Landlord. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its approval of the Plans because, in Landlord's reasonable opinion: the Work as shown in the Plans is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; the Work as shown on the Plans might impair Landlord's ability to furnish services to Tenant or other tenants; the Work would increase the cost of operating the Building; the Work would violate any governmental laws, rules or ordinances (or interpretations thereof); the Work contains or uses hazardous or toxic materials or substances; the Work would adversely affect the appearance of the Building; the Work might adversely affect another tenant's premises; or the Work is prohibited by any mortgage or trust deed encumbering the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall, within three (3) business days thereafter, submit to Landlord, for its approval, the Plans amended in accordance with the changes so required. The Plans shall also be revised, and the Work shall be changed, all at Tenant's cost and expense, to incorporate any work required in the Premises by any local governmental field inspector. Landlord's approval of the Plans shall in no way be deemed to be (i) an acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinances, regulations or other governmental requirements, or (ii) an assurance that work done pursuant to the Approved Plans will comply with all applicable laws (or with the interpretations thereof) or satisfy Tenant's objectives and needs.

     (c) No Work shall be undertaken or commenced by Tenant in the Premises until (i) Tenant has delivered, and Landlord has approved, all items set forth in Paragraph 2(a) above, (ii) all necessary building permits have been applied for and obtained by Tenant, and (iii) proper provision has been made by Tenant for payment in full of the cost of the Work, which is satisfactory to Landlord and which, if applicable, shall be in the form of the construction escrow referred to in Paragraph 9 hereof or an irrevocable and unconditional letter of credit issued by a bank acceptable to Landlord, which letter of credit shall be satisfactory in all respects by Landlord.

     (d) Tenant agrees to use its best efforts to obtain or cause to be obtained a "no-lien" contract from each of Tenant's Contractors. Each such no-lien Tenant's Contract shall be recorded in the Office of the Recorder of Deeds of the county in which the Premises is located within 10 days after the execution of such contract, and all subcontractors under each of such contracts shall be given a notice of such no-lien contract before any labor or materials is furnished by such subcontractor. If Tenant is unable to obtain or cause to be obtained a no-lien contract from any proposed Tenant Contractor, Tenant shall give written notice of such fact to Landlord and Landlord shall have the right to disapprove the Tenant Contract with such Tenant Contractor, which disapproval shall be deemed to be reasonable in all respects.

     3. DELAYS.   In the event Tenant fails to deliver or deliver in sufficient and accurate detail the information required under Paragraph 2 above on or before the respective dates specified in said Paragraph 2, or in the event Tenant, for any reason, fails to complete the Work on or before the Commencement Date, Tenant shall be responsible for Rent and all other obligations set forth in the Lease from the Commencement Date regardless of the degree of completion of the Work on such date, and no such delay in completion of the Work shall relieve Tenant of any of its obligations under the Lease.

     4. CHARGES AND FEES. INTENTIONALLY OMITTED

     5. CHANGE ORDERS.   All changes to the Approved Plans requested by Tenant
must be approved by Landlord in advance of the implementation of such changes as part of the Work. All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the commencement of the Lease or the Rent and other obligations therein set forth. All increases in the cost of the Work resulting from such change orders shall be borne by Tenant.

     6. STANDARDS OF DESIGN AND CONSTRUCTION AND CONDITIONS OF TENANT'S
PERFORMANCE.   All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 6, except as the same may be modified in the Approved Plans approved by or on behalf of Landlord and Tenant.

     (a) Tenant's Approved Plans and all design and construction of the Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord's fire insurance underwriters.

     (b) Tenant shall, at its own cost and expense, obtain all required building permits and occupancy permits. Tenant's failure to obtain such permits shall not cause a delay in the commencement of the Lease Term or the obligation to pay Rent or any other obligations set forth in the Lease.

     (c) Tenant's Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and subcontractors and with other contractors and subcontractors in the Building. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants.

     (d) Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work which pertains to patching of the Work and other work in the Building.

     (e) Tenant shall use only new, first-class materials in the Work, except where explicitly shown in the Approved Plans, All Work shall be done in a good and workmanlike manner. Tenant shall obtain contractors' warranties of at least one (1) year duration from the completion of the Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Work.

     (f) Tenant and Tenant's Contractors shall make all efforts and take all steps appropriate to assure that all construction activities undertaken comport with the reasonable expectations of all tenants and other occupants of a fully-occupied (or substantially fully occupied) first-class office building and do not unreasonably interfere with the operation of the Building or with other tenants and occupants of the Building. In any event, Tenant shall comply with all reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant's Contractors shall take all precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Work and to properly police same. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building. If and as required by Landlord, the Premises shall be sealed off from the balance of the office space on the floor(s) containing the Premises so as to minimize the dispersement of dirt, debris and noise.

     (g) Landlord shall have the right to order Tenant or any of Tenant's Contractors who violate the requirements imposed on Tenant or Tenant's Contractors in performing work to cease work and remove its equipment and employees from the Building. No such action by Landlord shall delay the commencement of the Lease or the obligation to pay Rent or any other obligations therein set forth.

     (h) Utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) to the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences the Work and shall be paid for by Tenant at Landlord's standard rates then in effect.
Tenant shall apply and pay for all utility meters required. Tenant shall pay for all support services provided by Landlord's contractors at Tenant's request or at Landlord's discretion resulting from breaches or defaults by Tenant under this Work Letter Agreement. All use of freight elevators is subject to scheduling by Landlord and the rules and regulations of the

Building. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building's waste containers. If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes.

     (i) Tenant shall permit access to the Premises, and the Work shall be subject to inspection, by Landlord and Landlord's architects, engineers, contractors and other representatives, at all times during the period in which the Work is being constructed and installed and following completion of the Work.

     (j) Tenant shall proceed with its work expeditiously, continuously and efficiently, and shall use its best efforts to complete the same on or before sixty (60) days after the date Landlord tenders possession of the Premises to Tenant for the construction of the Work. Tenant shall notify Landlord upon completion of the Work and shall furnish Landlord and Landlord's title insurance company with such further documentation as may be necessary under Paragraphs 8 and 9 below.

     (k) Tenant shall have no authority to deviate in a material manner as reasonably determined by Landlord from the Approved Plans in performance of the Work, except as authorized by Landlord and its designated representative in writing. Tenant shall furnish to Landlord "as-built" drawings of the Work within thirty (30) days after completion of the Work.

     (l) Landlord shall have the right at Landlord's sole expense to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, so long as Tenant's work is not materially disrupted and to require Tenant to install and maintain proper access panels thereto.

     (m) Tenant shall impose on and enforce all applicable terms of this Work Letter Agreement against Tenant's architect and Tenant's Contractors.

     7. INSURANCE AND INDEMNIFICATION.

     (a) In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant's Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and the following minimum limits of liability:

     (i) Worker's Compensation and Employer's Liability Insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any Employee Benefit Acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant's Contractors from liability under the aforementioned acts.

     (ii) Comprehensive General Liability Insurance (including Contractors' Protective Liability) in an amount not less than $1,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $5,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant's Contractors or by anyone directly or indirectly employed by any of them.

     (iii) Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant's Contractors, or by anyone directly or indirectly employed by any of them.

     (iv) "All-risk" builder's risk insurance upon the entire Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Work and shall insure against the perils of fire and extended coverage and shall include "all-risk" builder's risk insurance for physical loss or damage including, without duplication of coverage, theft vandalism and malicious mischief. If portions of the Work are stored off the site of the Building or in transit to said site are not covered under said "all-risk" builder's risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Work. Any loss insured under said "all-risk" builder's risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord, as trustee for the insureds, as their interests may appear.

All policies (except the worker's compensation policy) shall be endorsed to include as additional insured parties the parties listed on, or required by, the Lease, Landlord's contractors, Landlord's architects, and their respective beneficiaries, partners, directors, officers, employees and agents, and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workmen's compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days' prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days' notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

     (b) Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, the parties listed, or required by, the Lease to be named as additional insureds, Landlord's contractors, Landlord's architects, and their respective beneficiaries, partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Work or the entry of Tenant or Tenant's Contractors into the Building and the Premises, including, without limitation, mechanic's liens, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant's Contractors, bodily injury to persons (including, to the maximum extent provided by law, claims arising under the Indiana Structural Work Act) or damage to the property of Tenant, its employees, agents, invitees, licenses or others. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

     8. LANDLORD'S CONTRIBUTION; EXCESS AMOUNTS.

     (a) Upon completion of the Work, Tenant shall furnish Landlord with full and final waivers of liens and contractors' affidavits and statements, in such form as may be required by Landlord, Landlord's title insurance company and Landlord's construction or permanent lender, if any, from all parties performing labor or supplying materials or services in connection with the Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall submit to Landlord a detailed breakdown of Tenant's total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.

     (b) Upon completion of the Work and Tenant's satisfaction of all requirements set forth in this Work Letter Agreement, Landlord shall make a dollar contribution in the amount of $0.00 (Landlord's Contribution") (which is $0.00 per square foot of Rentable Area of the Premises) for application to the extent thereof to the cost of the Work. If the cost of the Work exceeds Landlord's Contribution, Tenant shall have sole responsibility for the payment of such excess cost. If the cost of the Work is less than Landlord's Contribution, Tenant shall not be entitled to any payment or credit for such excess amount. Notwithstanding anything herein to the contrary, Landlord may deduct from Landlord's Contribution any amounts due Landlord or its architects or engineers under this Work Letter before disbursing any other portion of Landlord's Contribution. Landlord shall be entitled to a payment of 5% of the actual cost of the construction costs as submitted by Tenant's contractor performing the work. This payment is for Landlord's coordination of the activities associated with completion of Tenant's space, including, but not limited to, the plan review and coordination of Tenant's contractors and Landlord's contractors, if applicable.

     9. CONSTRUCTION ESCROW. INTENTIONALLY OMITTED

     10. MISCELLANEOUS.

     (a) If the Plans for the Work require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number regularly provided by Landlord in the core of the Building in which the Premises are located, Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or telephone/electrical closets.

     (b) Time is of the essence of this Work Letter Agreement.

     (c) Any person signing this Work Letter Agreement on behalf of Landlord and Tenant warrants and represents he has authority to sign and deliver this Work Letter Agreement and bind the party on behalf of which he has signed.

     (d) If Tenant fails to make any payment relating to the Work as required hereunder, Landlord, at its option, may complete the Work pursuant to the Approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord. Tenant's failure to pay any amounts owed by Tenant hereunder when due or Tenant's failure to perform its obligations hereunder shall also constitute a default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

     (e) Notices under this Work Letter shall be given in the same manner as under the Lease.

     (f) The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlord's interest in the Building.

     (g) The headings set forth herein are for convenience only.

     (h) This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work. This Work Letter may only be amended if in writing, duly executed by both Landlord and Tenant.

     (i) All amounts due from Tenant hereunder shall be deemed to be Rent due under the Lease.

     11. ON-SITE PROJECT MANAGER.

     As a condition of Tenant's right to commence and perform the Work, Tenant shall engage the services of an on-site project manager approved in advance by and reasonably acceptable to Landlord, who will be charged with the task of performing daily supervision of the Work. Such on-site manager shall be familiar with all rules and regulations and procedures of the Building and all personnel of the Building engaged directly or indirectly in the management, operation and construction of the Building. Such on-site project manager shall be accountable and responsible to Tenant and to Landlord and, where necessary, shall serve as a liaison between Landlord and Tenant with respect to the Work. The entire cost and expense of the on-site project manager shall be borne and paid for by Tenant (subject to Tenant's right to use all or any part of Landlord's Contribution to reimburse Tenant for the same.)

     12. EXCULPATION OF LANDLORD AND HEITMAN.

     Notwithstanding anything to the contrary contained in this Work Letter Agreement, it is expressly understood and agreed by and between the parties hereto that:

     (a) The recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, convenant, undertaking or agreement contained in this Work Letter Agreement (collectively, "Landlord's Work Letter Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under this Lease Documents are a part (hereinafter, "Landlord's Real Estate") and not to any other assets of Landlord or its members;

     (b) Except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Heitman Capital Management Corporation, HRC-LLC, Inc., Heitman Properties Ltd., or Heitman Properties of Indiana Ltd., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

     IN WITNESS WHEREOF, this Work Letter Agreement is executed as of this 31st day of March, 1998.

                                                 LANDLORD:

                                                 IP PROPERTIES, a Wyoming
                                                 Limited Liability Company

                                                 By:
                                                      HRC-LLC, INC., a Wyoming
                                                      corporation, its manager

                                                   By: /s/
                                                       -------------------------
                                                  Its: Vice President
                                                       -------------------------
                                                TENANT:

                                                Brightpoint North America, Inc.,
                                                an Indiana Corporation

                                             By: /s/ Steve Fivel
                                                 -------------------------------
                                            Its: Vice President
                                                 -------------------------------

                                   EXHIBIT C
                           SUITE ACCEPTANCE AGREEMENT

BUILDING NAME/ADDRESS: 6049 LAKESIDE BLVD., INDIANAPOLIS, INDIANA  46278

TENANT NAME:  BRIGHTPOINT NORTH AMERICA, INC. AN INDIANA CORPORATION

TENANT CODE:                                      SUITE NUMBER:   6049
             ----------------------------------
MANAGEMENT'S TENANT CONTACT: MR. STEVE FIVEL PHONE:
                                                    --------------------
Gentlemen:

As a representative of the above referenced tenant, I/we have physically inspected the suite noted above and its improvements with Don Ballard, a representative of Heitman Properties of Indiana Ltd. (name of HPL Corporation). I/we accept the suite improvements as to compliance with all the requirements indicated in our lease, also including the following verified information below:


Lease Commencement Date:  4/1/98,             Occupancy Date    4/1/98**

Lease Rent Start Date*:4/1/98,                Actual Rent Start*: 4/1/98

Lease Expiration Date: 12/31/99,              Actual Expiration Date:  12/31/99

Date Keys Delivered:
                     ------------------------------
Items requiring attention: Tenant accepts Premises in "as-is" condition.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

*If these dates are not the same, attach documentation.
** Occupancy before the April 1, 1998 commencement date is under the same terms and conditions as defined in the
     Lease.

NOTE:  This inspection is to be made prior to tenant move-in.


Very truly yours,


Brightpoint North America, Inc.
an Indiana Corporation


By:    /s/ Steve Fivel
       ----------------------------------
Its:   Vice President
       ----------------------------------

Date:  3/30/98
       ----------------------------------

Distribution


Tenant
Tenant Lease File
Leasing Manager:                _____________________________
HPL Document Control:           _____________________________
Regional Construction Manager:  _____________________________
Regional Engineering Manager:   _____________________________

                                   EXHIBIT D

                               TENANT OPERATIONS
                                  INQUIRY FORM

                            SCHEDULE 1 TO EXHIBIT D

                              LIST OF PERMISSIBLE
                       HAZARDOUS MATERIALS AND QUANTITIES



    CHEMICAL/PRODUCT                                   MAXIMUM QUANTITY
    ----------------                                   ----------------
         NONE                                                NONE

                                   EXHIBIT E

                              ADDITIONAL INSUREDS



Additional insureds pursuant to the requirements outlined in Article X of the
Lease:

IP Properties, a Wyoming Limited Liability Company;

HRC-LLC, Inc., a Wyoming corporation;

Heitman Capital Management Corporation, an Illinois corporation;

Heitman Properties Ltd., an Illinois corporation;

Heitman Properties of Indiana Ltd., an Indiana corporation;

and their respective members, owners, agents and employees.



The Insurance Certificate should be sent to:

                        Heitman Properties of Indiana Ltd.
                        5925 West 71st Street, Suite A
                        Indianapolis, IN  46278

                        Attn:  Property Manager

                                   EXHIBIT F
                             RULES AND REGULATIONS

     0.0.1 No storage outside the Premises of any material, pallets, disabled vehicles, showcases or other items will be permitted, including but not limited to trash, except in containers approved by Landlord. Tenant, its officers, agents, servants and employees shall not allow anything to remain in any common area passageway, hallway, stairway, sidewalk, court, corridor, ramp, entrance, exit, loading area, or other area outside the Premises, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees. Common utility closets, telephone closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by Tenant, or its contractors, agents, employees, or other parties without Landlord's prior written consent.

     0.0.2 The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Premises or the Building not in the ordinary course of Tenant's business as permitted herein, shall be restricted to time, method and routing of movement as determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to property, the Premises, the Building and, if applicable, the Project in such movement. The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Premises in the ordinary course of Tenant's permitted business shall also be at Tenant's sole risk and responsibility and shall be conducted in such a fashion as not to cause damage or injury to the Premises or the Building or to disturb other occupants thereof. Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Premises or the Building not in the ordinary course of Tenant's permitted business without having first obtained a written permit from Landlord twenty-four (24) hours in advance. Safes and other heavy fixtures, equipment or machines intended to be kept permanently in the Premises shall be moved into the Premises or the Building only with Landlord's written consent and placed where directed by Landlord.

     0.0.3 Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from Premises, regardless of how or when loss occurs.

     0.0.4 Tenant, its officers, agents, servants and employees shall not install or operate any refrigerating or HVAC apparatus or carry on any mechanical operation without written permission of Landlord. Tenant shall give Landlord prompt notice of all damage to or defects in HVAC equipment, plumbing, electric facilities or any part of appurtenance of the Premises.

     0.0.5 Tenant, its officers, agents, servants or employees shall not use the Premises for housing, lodging or sleeping purposes or for the cooking or preparation of food without written permission of Landlord.

     0.0.6 Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into the Premises or keep on Premises any fish, fowl, reptile, insect or animal without the prior written consent of the Landlord.

     0.0.7 No locks shall be placed on any door in the Building without the prior written consent of Landlord. Landlord will furnish two keys to each lock on doors in the Premises and Landlord, upon request of Tenant, shall provide additional duplicate keys at Tenant's expense. Tenant, its officers, agents, servants and employees shall, before leaving the Premises unattended, close and lock all doors and shut off all lights, business equipment and machinery. Damage resulting from failure to do so shall be paid by Tenant.

     0.0.8 Tenant, its officers, agents, servants or employees shall do no painting or decorating in the Premises; or mark, paint or cut into, drive nails or screw into nor in any way deface any part of the Premises or the Building without the prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, such work shall only be done at expense of Tenant, with the written approval and under the direction of Landlord. Tenant, without the prior written consent of Landlord, shall not lay linoleum or other similar floor covering within the Premises. Tenant shall not install any antenna, satellite dish or aerial wires, radio or television equipment or any other type of equipment inside or outside of the Building, without Landlord's prior approval in writing. No showcases, awnings or other articles or projections shall be affixed to any part of the exterior of the Building, without the prior written consent of Landlord.

     0.0.9 Tenant, its officers, agents, servants and employees shall not permit the operation of any musical or sound-producing instruments or device which may be heard outside the Premises, or which may emanate electrical waves or x-rays or other emissions which will be hazardous to health, well-being or condition of persons or property.

     0.0.10 All plate and other glass now in the Premises or Building which is broken through cause attributable to Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall be replaced by and at expense of Tenant under the direction of Landlord.

     0.0.11 The plumbing facilities (including, without limitation, toilet rooms, urinals, wash bowls, drains and sewers) shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall, have caused it. Landlord shall not be responsible for any damage due to stoppage, backup or overflow of the drains or other plumbing fixtures.

     0.0.12 All contractors and/or technicians performing work for Tenant within the Premises, Building or Project shall be referred to Landlord for written approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building, the Premises or the Project. None of this work shall be done by Tenant without Landlord's prior written approval.

     0.0.13 Neither Tenant nor any officer, agent, employee, servant, patron, customer, visitor, licensee or invitee of any Tenant shall go upon the roof of the Building, without the written consent of the Landlord.

     0.0.14 Canvassing, soliciting, distribution of hand-bills or any other written material peddling in the Building or the Project are prohibited, and Tenant shall cooperate to prevent the same. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, use the name of the Building for any purpose other than that of the business address of Tenant or use any picture or likeness of the Building or the Project name in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

     0.0.15 Tenant shall not conduct its business and/or control its officers, agents, employees, servants, patrons, customers, licensees and visitors in such a manner as to commit waste or suffer or permit waste to be committed in Premises. Tenant shall not do or permit anything in or about the Premises that is immoral, obscene, pornographic, disreputable or dangerous to life, limb or property, or do any act tending to injure the reputation of the Project. No activity creating dust or fumes that may be hazardous shall be performed in the Premises except in an environment controlled by air-handling equipment properly and lawfully designed and utilized, which shall be maintained and operated at all times to prevent hazardous accumulations of pollutants in the atmosphere within the Premises or Project.

     0.0.16 Tenant shall not install in the Premises any equipment which uses a substantial amount of electricity without the advance written consent of the Landlord. The Tenant shall ascertain from the Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building and the Project and shall not use more than such safe capacity. The Landlord's consent to the installation of electric equipment shall not relieve the Tenant from the obligation not to use more electricity than such safe capacity.

     0.0.17 Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

     0.0.18 Tenant agrees to park in only those parking stalls designated as tenant parking. Tenant shall hold Landlord harmless for the removal and charges related thereto when Tenant, or its employees, park in spaces designated as reserved parking (other than reserved for Tenant), visitor parking, handicapped parking, or red or yellow curb areas. Tenant shall not park or allow to be kept any vehicle on the Premises, either company or personnel, which is not being used on a daily basis.

     0.0.19 Tenant shall not maintain armed security in or about the Premises nor possess any weapons, explosives, combustibles or other hazardous devices in or about the Building and/or Premises.

     0.0.20 All of Tenant's signs shall: (i) be professionally designed, prepared and installed, (ii) not advertise any product, (iii) comply with any sign criteria developed by Landlord from time to time, and (iv) be subject to all Applicable Laws and any covenants, conditions and restrictions applicable to the Project or Building. Tenant shall maintain all signs hereunder in good repair and sightly first class condition. Tenant shall not use strobe or flashing lights in or on the Premises or in any signs therefor.

     0.0.21 Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing, and boycotts of, on or about the Premises or Project. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, other occupants of the Premises or their employees, agents, transferees or contractors in or about the Premises or Project, Tenant shall immediately close the Premises and remove or cause to be removed all such occupants, employees, agents, transferees and contractors until the dispute has been settled.

     0.0.22 Upon expiration or earlier termination of this Lease, in addition to the requirements under Article 24 of this Lease, Tenant shall ensure that:

     a. All interior and exterior lights and bulbs are operational.

     b. All exhaust, ceiling and overhead fans are operational.

     c. Warehouse floor areas are broom swept and clean of all trash and materials.

     d. Warehouse floor areas are cleaned of oils, fluids and other foreign materials.

     e. All electrical, plumbing and other utilities which are terminated are disconnected, capped and/or terminated according to applicable building codes and all other governmental requirements.

     f. All electrical and telecommunications conduit and wiring installed by or for Tenant specifically for Tenant's equipment is removed to the originating panel if Landlord so requires.

     g. Overhead interior and exterior doors are operational and in good condition.

     h. Any bolts secured to the floor are cut off flush and sealed with epoxy.

     i. Warehouse fencing or partitions are removed if Landlord so requires.

     j. All furniture, trash and debris are removed.

     k. All signs and pictures, posters, signage, stickers and all similar items of Tenant and any other occupant of the Premises are removed from all walls, windows, doors and all other interior and exterior surfaces of the Premises and other locations of the Project.

     l. All carpet areas are vacuumed.

     m. All uncarpeted office floors are swept, and any excess wax build-up on tile and vinyl floors is properly removed.

     n. All computer cable and conduit installed by or for Tenant is removed to point of origin.

     o. All windows and miscellaneous hardware are operational and in good condition.

     p. All HVAC and mechanical systems and equipment are operational and in good condition.

     q. Ceiling tiles, grid, light lenses, air grills and diffusers are in place with no holes or stains.

     r. There are no broken windows or other glass items.

     s. Bathroom walls, floors, and fixtures are clean and in good condition.

     t. All plumbing fixtures are intact, operational free of leaks and in good condition.

     u. All gutters and downspouts are undamaged and operational.

     v. Walls (internal and external) are clean and any holes are properly and permanently patched.

     w. All keys to all locks to or within the Premises, any key cards and parking stickers, the combination to any vaults that Landlord permits or requires Tenant to leave on the Premises, all plans and specifications for all leasehold improvements made to the Premises, and all reports, studies and other materials relating to Hazardous Materials that were ever on the Premises, shall be turned over to Landlord.

     x. If Tenant is the only occupant of the Building, all lawns have recently been mowed and edged and shrubbery trimmed; all plants, trees and shrubbery are intact and healthy; all lawn sprinkler equipment is operational with no water leaks; and the roof is in good condition and repair (in accordance with NRCA guidelines) with no apparent leaks.

     0.0.23 Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or landlords, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or landlords, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

     0.0.24 These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease on premises in the Building or the Project. Tenant shall be responsible for ensuring compliance with these Rules and Regulations as they may be amended, by Tenant's employees and as applicable, by Tenant, any other occupant of the Premises and their respective agents, employees, invitees, transferees and contractors.

                                   EXHIBIT G
                           GUARANTY BY A CORPORATION

     FOR VALUE RECEIVED, and in consideration for, and as an inducement to IP PROPERTIES, a Wyoming Limited Liability Company, as Landlord, to enter into the foregoing Lease dated March 31, 1998 (the "Lease"), with Brightpoint
North America, Inc. an Indiana Corporation, as Tenant, the undersigned corporation Brightpoint, Inc. hereby absolutely and unconditionally guarantees to Landlord, its successors and assigns, the prompt and full payment of all rent and all other payments to be made by Tenant under this Lease, and the full performance and observance by Tenant of all the other terms, covenants, conditions and agreements therein provided to be performed and observed by Tenant, for which the undersigned shall be jointly and severally liable with Tenant. The undersigned hereby waives any notice of nonpayment, nonperformance or nonobservance, or proof of notice or demand. The undersigned agrees that in the event of a default by Tenant under the Lease, Landlord may proceed against the undersigned before, after or simultaneously with proceeding against Tenant. This Guaranty shall not be terminated, affected, or impaired in any manner by reason of: (1) the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease; (2) the commencement of summary or other proceedings against Tenant; (3) the failure of Landlord to enforce any of its rights against Tenant; or (4) the granting by Landlord of any extensions of time to Tenant. The undersigned further covenants and agrees that: (1) the undersigned shall be bound by all the provisions, terms, conditions, restrictions and limitations contained in the Lease which are to be observed or performed by Tenant thereunder, the same as if the undersigned were named therein as Tenant; and (2) this Guaranty shall be absolute and unconditional and shall be in full force and effect with respect to any amendment, addition, assignment, sublease transfer or other modification of the Lease, whether or not the undersigned shall have knowledge or have been notified of or agreed or consented thereto. If Landlord at any time is compelled to take action, by legal proceedings or otherwise, to enforce or compel compliance with the terms of this Guaranty, the undersigned shall, in addition to any other rights or remedies to which Landlord may be entitled hereunder or as a matter of law or in equity, pay to Landlord all costs, including reasonable attorneys' fees, incurred or expended by Landlord in connection therewith. In the event the Lease is disaffirmed by a Trustee in Bankruptcy for Tenant, the undersigned agrees that it shall, at the election of Landlord, either assume the Lease and perform all of the convenants, terms and conditions of Tenant thereunder or enter into a new lease, which said new lease shall be in form and substance identical to the Lease. All duties and obligations of the undersigned pursuant to this Guaranty shall be binding upon the successors and assigns of the undersigned. For purposes of this Guaranty, the word "Tenant" shall include the successors and assigns of the undersigned. This Guaranty shall be governed by and construed in accordance with the laws of the State of Indiana.

     The undersigned further agrees that, to the extent that Tenant makes a payment or payments to Landlord or Landlord receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise is required to be repaid to Tenant, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligations of Tenant or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The undersigned shall defend and indemnify Landlord of and from any claim or loss under this paragraph including Landlord's attorneys and paralegal fees and expenses and other expenses in the defense of any such action or suit. The undersigned waives and shall have no right of subrogation, indemnification, reimbursement or exoneration with respect to the liabilities of Tenant under the Lease or any rights of contribution from any other guarantors of such liabilities.

Dated: March 31, 1998
       -------------------------------
/s/ Steven E. Fivel
------------------------------------------------
Signature Title:  Steven E. Fivel
Executive Vice President and General
Counsel - Brightpoint, Inc.

Corporate Address:
6402 Corporate Drive
------------------------------------------------

________________________________________________

     I, ______________________________________, a Notary Public in and for the
County of ____________________________________ in the State of
_____________________________________, do hereby certify that
______________________________________________, a(n)_________________
____________________ corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such respective officer, appeared before me this day in person and acknowledged that he/she signed and delivered such instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes set forth therein.

GIVEN under my hand and notarial seal this ________________ day of ________________________, 19______.

_____________________________________________
Notary Public

My Commission Expires: ____________________